AGES HEALTH SERVICES INC.
                       800 Hingham Street, Suite 103S
                        Rockland, Massachusetts 02370

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON APRIL 30, 1997


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Meeting") of Ages Health Services Inc. ("Company") will be held on April 30, 1997 at Rockland, MA at __ a.m. local time for the following purposes:

      1. To consider and vote on a proposal to sell the Company's assets, settle its remaining liabilities and change the nature of the Company's business, all as described in the attached Proxy Statement.

      2. To consider and vote on a proposal to amend the Company's Articles of Organization to change its name. If the proposal described in
Item 1 above is not approved, this proposal will not be presented to the Meeting.

      3. To elect a Board of Directors to serve until the next Meeting of Stockholders and until their successors are elected.

      4. To act upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

      In order to ensure a quorum, it is important that stockholders representing a majority of the voting power of all stock outstanding be present in person or represented by their proxies. Therefore, whether you expect to attend the Meeting in person or not, please sign, fill out, date and return the enclosed proxy card in the self-addressed, postage paid envelope enclosed. If you attend the Meeting and prefer to vote in person, you can revoke your proxy.

By Order of the Board of Directors

Kuno Laren
President
__________, 1997
Rockland, Massachusetts

                          AGES HEALTH SERVICES INC.

                               PROXY STATEMENT

      This Proxy Statement is being furnished to the holders of the Common Stock, no par value ("Common Stock") of Ages Health Services Inc.
("Company") and the holders of the Series A Preferred Stock, no par value, of the Company ("Preferred Stock") in connection with the solicitation of proxies by the Company's Board of Directors for use at an Annual Meeting of the holders of Common Stock and Preferred Stock ("Stockholders") of the Company ("Meeting") scheduled to be held on April 30, 1997 at __a.m. local time at Rockland, MA and at any adjournments or postponements thereof. At the Meeting the Stockholders will be asked to consider and vote upon a proposal to sell substantially all of the operating assets of the Company ("Sale") to Arbour Elder Services, Inc. ("Arbour"), a wholly-owned subsidiary of Universal Health Services, Inc., pursuant to an Asset Purchase Agreement dated as of February 1, 1997 by and between the Company and Arbour ("Agreement"), to settle the Company's remaining liabilities and to change the nature of the Company's business. In addition, should the foregoing proposal be approved, the Stockholders will be asked to consider and act upon a proposal to amend the Company's Articles of Organization to change its name to AHSI Inc., since under the Agreement, the name "Ages" is to be sold to Arbour. Finally, the Stockholders will elect directors for the ensuing year.

      FOR A DESCRIPTION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY STOCKHOLDERS IN CONNECTION WITH THE SALE AND THE SUBSEQUENT CHANGE IN THE NATURE OF THE COMPANY'S BUSINESS, SEE "SALE OF ASSETS-RISK FACTORS." UNDER MASSACHUSETTS LAW, STOCKHOLDERS WILL NOT HAVE DISSENTERS' RIGHTS OF APPRAISAL IN CONNECTION WITH THE SALE. SEE "SALE OF ASSETS-DISSENTERS' RIGHTS."

      A proxy in the form accompanying this Proxy Statement ("Proxy") when properly executed and returned will be voted in accordance with the directions specified on the Proxy, and otherwise in accordance with the judgment of the person designated therein as proxy. Any Proxy which does not withhold authority to vote or on which no other instructions are given will be voted FOR the Sale (and the related settlement of liabilities and change in the nature of the Company's business), FOR the amendment to the Articles of Organization, and FOR the election of the nominees for director named herein. Any Proxy may be revoked by a later Proxy properly executed and delivered to the Company or by voting in person at the Meeting.

      This Proxy Statement and the related Notice and form of Proxy are being mailed to Stockholders of record on _________, 1997 ("Record Date") on or about ___________, 1997. The Company's Annual Report on Form 10-KSB for the year ended September 30, 1996, and the amendment thereto (collectively "Annual Report"), are being mailed to Stockholders contemporaneously with this Proxy Statement. Portions of the Annual Report are incorporated herein by reference.

      As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business to come before the Meeting. If any other business should properly come before the Meeting, the Proxies named in the Proxy will vote thereon in accordance with their best judgment.

      A list of Stockholders entitled to vote at the Meeting will be available for examination by any Stockholder for any purpose germane to the Meeting will be available at the Meeting.

                                   SUMMARY

      The following is a summary of more complete information contained in this Proxy Statement, including a copy of the Agreement, which is annexed as Exhibit A and the Financial Statements and related Notes thereto appearing elsewhere or incorporated by reference herein. The summary should be read in conjunction with such more complete information, and is qualified in its entirety by such other information.

THE MEETING

      The Meeting will be held on April 30, 1997 for the purposes of (i) considering and voting on the Sale; (ii) considering and voting on an amendment to the Company's Articles of Organization to change its name; and
(iii) electing directors for the ensuing year.

      The accompanying Proxy is being solicited by the Company, for use in connection with the Meeting, and at any adjournments or postponements thereof.

PROPOSED SALE

GENERAL. At the Meeting, holders of the Company's Common Stock and Preferred Stock will be asked to consider and vote on a proposal to approve the Sale and the resulting settlement of the Company's obligations and change in the Company's business. If the Sale is approved and consummated, the nature of the Company's business will be changed as described herein. See "Sale of Assets."

      The Company has entered into the Agreement with Arbour to sell substantially all of its operating assets. These assets include, but are not limited to, contractual rights, licenses and permits (to the extent transferable), equipment, leases, intangible and intellectual property and certain of its accounts receivable. The purchase price for the assets is $1,100,000, plus an amount equal to up to $800,000 (depending upon the amount of accounts receivable actually collected) and the assumption by Arbour of approximately $760,000 of the Company's liabilities at January 31, 1997. The accounts receivable to be sold were determined at the January 31, 1997 closing, and are estimated to be approximately $1,920,000, after a reserve of $570,000. Arbour will be entitled to receive the first $1,000,000 of accounts receivable collected, and the Company will retain up to $800,000 of the next accounts receivable collected. The Company is to retain certain nominal non-operational assets and will remain liable for the repayment of all other liabilities. At January 31, 1997, the Company had accrued total liabilities equal to approximately $2,037,000. The Company believes, however, that it has valid offsetting claims against approximately $750,000 worth of these liabilities that it will attempt to settle for substantially less than their book value. There can be no assurance, however, that the Company will be successful in these efforts. Due to the uncertainty of the collections of accounts receivable and the success of settlement efforts, a precise determination of the cash the Company will retain is not possible, but the Company estimates it will have between $500,000 and $1,300,000.

      The transaction contemplates that Arbour will provide management services to the Company pursuant to a Management Agreement dated February 1, 1997 and be responsible for all operating expenses arising after such date in return for all revenues generated after such date. The Company will remain responsible for legal, accounting, and limited administrative expenses associated with public filings and other steps necessary to accomplish this transaction. The closing of the transaction is subject to the approval of the stockholders.

REASONS FOR SALE. The Board of Directors, in response to operating losses over the past several fiscal years, requested management to develop a plan to return the Company to profitability. Such plan has been developed. The inherent uncertainty of the success of the plan, and developments in the healthcare industry toward increasing managed care payors who favored healthcare providers with access to the full continuum of in-patient and out-patient services led the Board of Directors to consider a sale of the business as an alternative intended to enhance stockholder values.

BUSINESS FOLLOWING SALE. Following the Sale, the Company will cease to be engaged in any active business operations. As a result of the Sale and the satisfaction of its remaining liabilities, the Company will serve as a vehicle to effect one or more acquisitions of other business(es), whether by merger, exchange of stock, purchase of assets or other business combination ("Business Combination") with another business which may be operating or beginning operations ("Acquired Business"). The Business Combination may be effected through use of the Company's cash, stock, debt or a combination thereof.

      SEE "SALE OF ASSETS-RISK FACTORS" FOR CERTAIN CONSIDERATIONS IN CONNECTION WITH THE COMPANY SEEKING TO CHANGE ITS BUSINESS AND SEEKING A BUSINESS COMBINATION.

AMENDMENT OF ARTICLES OF ORGANIZATION. If the Sale is approved, the Stockholders will be asked to approve an amendment to the Company's Articles of Organization to change its name to AHSI Inc.

ELECTION OF DIRECTORS. The Stockholders will also vote on the election of a Board of Directors comprised of three (3) persons. The persons elected will serve until the next Meeting of Stockholders and election of their successors. See "Election of Directors."

OTHER BUSINESS. At the date of this Proxy Statement, the Board of Directors of the Company does not know of any business to be presented at the Meeting other than those matters which are set forth in the Notice. If any other business should properly come before the Meeting, it is intended that the shares of Common Stock and Preferred Stock represented by any Proxy will be voted with respect to such business in accordance with the judgment of the person named in the Proxy.

REQUIRED VOTE; QUORUM. The close of business on ___________, 1997 ("Record Date") has been fixed as the record date for determining the holders of the Company's Common Stock and Preferred Stock entitled to vote at the Meeting. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. The Company has two classes of stock outstanding, Common Stock, no par value ("Common Stock"), and Series A Preferred Stock, ("Preferred Stock"). The holders of each of the two classes of stock are entitled to vote as a single class on all matters. On the Record Date, there were outstanding 2,508,100 shares of Common Stock and 250 shares of Preferred Stock. Each Stockholder will be entitled to one vote for each share of Common or Preferred Stock owned.

      Under Massachusetts law, approval of the Sale requires the affirmative vote of a majority of the issued and outstanding stock entitled to vote thereon, approval of the amendment to the Articles of Organization requires the affirmative vote of a majority of the shares outstanding and entitled to vote thereon and election of directors requires the affirmative vote of a plurality of the shares voting on each proposition.

      Votes at the Meeting will be tabulated by an Inspector of Election appointed by the Company.

PROXIES. Solicitation of Proxies will be primarily by mail, but Proxies may also be solicited personally, by telephone or facsimile by officers, directors and other persons employed by the Company. The Company will make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs. The cost of solicitation will be borne by the Company.

      All properly signed and submitted Proxies will be voted. Where a choice has been specified by the Stockholder as provided on the Proxy, the Proxy will be voted (or withheld) in accordance with such specification. If a Proxy does not specify otherwise, it will be voted FOR the Sale (including the related settlement of liabilities, change in the business of the Company and amendment to the Company's Articles of Organization), and FOR the election of management's slate of directors. Any Stockholder giving a Proxy may revoke it at any time prior to its use at the Meeting by giving the Company written notice of the revocation, by signing and delivering to the Secretary of the Company a Proxy bearing a later date, or by personally voting at the Meeting.

                                 PROPOSAL 1
                               SALE OF ASSETS

AGREEMENT OF SALE. The Company has entered into an Asset Purchase Agreement ("Agreement") dated as of February 1, 1997 with Arbour Elder Services, Inc. ("Arbour"). Pursuant to the Agreement the Company is to sell substantially all of its operating assets. The assets being sold include certain accounts receivable, contractual and lease rights, licenses and permits to the extent permitted by law, equipment, and intellectual property rights. The purchase price for the assets is $1,100,000 in cash of which $100,000 was paid on the signing of the Agreement and the assumption of liabilities arising under assigned contracts after February 1, 1997 and additional liabilities up to $760,000. Arbour shall be entitled to retain the first $1,000,000 of accounts receivable collected and the Company shall retain the next $800,000 accounts receivable collected. Arbour shall retain any accounts receivable collected in excess of $1,800,000. The parties may retain a billing and collection firm to bill and collect the accounts receivable and each party will pay the costs of billing and collections as to the accounts receivable to which each is entitled.

      The consummation of the sale and purchase ("Closing") is subject to the satisfaction of certain conditions including the approval of the Stockholders and obtaining all required governmental, and other, consents. The Agreement terminates if the Closing does not occur by July 31, 1997. It is expected that the Closing will occur not later than July 31, 1997, but will occur earlier if all conditions to the Closing are satisfied earlier. Under the Agreement, each party made warranties and representations of a kind usually made in such agreements to the other.

      In connection with the Agreement, the Company and Arbour entered into a Management Agreement ("Management Agreement") pursuant to which Arbour, effective February 1, 1997, assumed the responsibility for the management for the nursing home programs and outpatient mental health clinics operated by the Company. The services to be performed by Arbour include all services necessary for the operation of such business, such as hiring and firing personnel, payment of salaries and all other operating expenses, purchasing of supplies and supervising the operations. Arbour, as manager and for its compensation, is entitled to retain all revenues from the services rendered, but is obligated to pay all of the expenses incurred in connection therewith. To the extent that the expenses exceed the revenues, the difference is to be a loan from Arbour to Company. If the Closing occurs, the loan to the Company will be forgiven. If the Closing does not occur, this loan will be repaid to Arbour with interest within 90 days after the termination of the Agreement.

      As part of the Sale, Anders Laren, President and a director of the Company and the owner of approximately 2.72% of the Common Stock, has entered into an agreement with Arbour pursuant to which he has agreed not to compete in the operation of mental health facilities or programs in the states of Massachusetts, Connecticut and Rhode Island for a period of 3 years following February 1, 1997 and to provide such consulting services as Arbour may request during the 30 days following February 1, 1997. Mr. Laren will be compensated for his consulting services at the rate of $100 per hour and will receive $9,000 per month (or an aggregate of $216,000) for two years for his agreement not to compete. Mr. Laren has been employed by the Company pursuant to an employment agreement under which he receives a base salary of $121,000 per annum and a bonus equal to 30% of net profits (as defined therein) in excess of $700,000. No bonus has been earned during the term of the employment agreement, which continues from year to year unless terminated. Anders Laren has agreed, if the Sale closes, to terminate the employment agreement effective February 1, 1997.

      Kuno Laren, an officer, director and beneficial owner of 39.22% of the outstanding Common Stock and 100% of the outstanding Preferred Stock has agreed to vote the stock beneficially owned by him in favor of the Sale.

COMPANY'S REASONS FOR THE SALE. In considering the Sale, the Board of Directors considered the Company's results of operations over the past several fiscal years and the general development and direction of the health services industry in which it operates. These considerations were made against a background of advantages and disadvantages of the Sale to the Stockholders.

      The Company's operations have not been profitable for the past three fiscal years. The Company had net losses applicable to Common Stock of $1,033,904, $1,500,484 and $769,617 for the fiscal years ending September 30, 1996, 1995 and 1994, respectively.

      These continuing losses are attributable to many factors, including, without limitation, start up costs related to new programs or efforts to expand the Company's geriatric services programs and the increasing time, money and effort needed to collect the Company's Medicaid and Medicare claims, the major payors billed by the Company. The Company believes it succeeded in its goal of developing a high quality outpatient network of providers on a regional basis and more recently has focused on reorganization efforts to become profitable. While management had developed a plan intended to return the Company to profitability by the end of the 1997 fiscal year, there could be no assurance that the plan would be successful or that future developments in the healthcare industry would not render the plan ineffective.

      Management of the Company also determined it was necessary to respond to the increasing movement of its Medicare and Medicaid patients into managed care plans. Management felt that this trend was likely to continue and grow and that, to remain competitive, the Company would need to be part of a network of providers able to provide a full continuum of inpatient and outpatient services. Management did not believe it had the capital resources to build this continuum of services on its own in a timely way and that increasing managed care would likely place increasing pressure on the Company's revenues and profit margins.

      Based on this analysis, the Board of Directors determined that an effective method to maximize stockholder values would be to seek to sell the business and refocus the Company's operations in a different business. Such decision resulted in the negotiation and execution of the Agreement.

      In determining whether to accept Arbour's offer to purchase the Company's assets, the Board of Directors considered among other things the following advantages and disadvantages of the Sale to the Stockholders:

      1. The Stockholders would have the opportunity to vote on the Sale and the change in the nature of the Company's business.

      2. The payment of the purchase price in the Sale will be made in cash. A substantial portion of it will be paid on the consummation of the Closing. The amount is sufficient to allow the Company to settle all of its liabilities not being assumed by Arbour. Part of the assets retained by the Company is $800,000 of accounts receivable in excess of $1,000,000. The Company is reasonably certain that a substantial portion of the retained accounts receivable will be collected, although no assurance can be given that any portion will in fact be collected.

      3. Although no independent valuation of the Company's business has been obtained, the Board of Directors believes the purchase price is consistent with the price being paid in the health services industry for companies with similar revenues and operations as the Company.

      4. Since the Company will not be liquidating and dissolving, the holders of the Preferred Stock, all of whom are affiliates of Kuno Laren, an officer, director and principal stockholder of the Company, will not receive the liquidation preference applicable to such shares. The liquidation preference is $1,000 per share or an aggregate of $250,000.

      Among the disadvantages of the Sale considered by the Board of Directors are the following:

      1. There are certain risks inherent in the Company continuing as an "acquisition company" seeking a Business Combination. Certain of these are described under the caption "Sale of Assets-Risk Factors" on pages __ to __ of this Proxy Statement. In particular, the Stockholders will not have any vote on the Acquired Business and the future operations will be dependent upon current management who may not have experience in the industry in which the Acquired Business will operate or upon individuals associated with the Acquired Business whose background and experience are not described since they are not yet known.

      2. The Stockholders will not be receiving any liquidating dividends or other payments on account of their ownership of the Common Stock; rather, they will be dependent upon the ability of management to acquire an Acquired Business and the future success of such business.

      3. There has been no independent appraisal of the business or assets of the Company. The purchase price has been determined solely through negotiations between the Company and representatives of Arbour. Anders Laren, President of the Company, a stockholder and a director, and Kuno Laren, a principal stockholder and director, represented the Company. Although Anders Laren will receive payment for the covenant not to compete (See "Sale of Assets Agreement of Sale"), since the payment is less than the amount he would have received under his employment agreement, the Board of Directors does not believe that he had any conflict of interest in negotiating the Agreement with Arbour.

BUSINESS FOLLOWING SALE. Following the Sale, the Company will cease to be engaged in any active business operation. The Company will seek to consummate a Business Combination with an Acquired Business.

PRO FORMA FINANCIAL INFORMATION

The following Pro Forma Condensed Balance Sheet of the Company as of December 31, 1996 reflects the financial position of the Company after giving effect to the disposition of the assets and assumption of the liabilities discussed pursuant to the Agreement with Arbour and assumes the transaction occurred on December 31, 1996. The following Pro Forma Condensed Statements of Operations for the fiscal year ended September 30, 1996 and three months ended December 31, 1996 assume that the transaction occurred on October 1, 1995 and are based on the operations of the Company for the year ended September 30, 1996 and the three months ended December 31, 1996, respectively. These Statements of Operations assume no new business will have been acquired in the relevant period.


                        PRO FORMA FINANCIAL INFORMATION

                           AGES HEALTH SERVICES INC.
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1996
                                   (Unaudited)



                                                                      Pro Forma Adjustments
                                                                  ----------------------------
                                                   Historical       Ages (a)         Other        Pro Forma
                                                  ------------    -----------    -------------    ---------

Net patient service revenue                       $ 7,214,781     $ 7,214,781    $       0        $       0
Cost of patient services                            5,295,567       5,295,567            0                0
                                                  ---------------------------------------------------------
      Gross profit on patient services              1,919,214       1,919,214            0                0
                                                  ---------------------------------------------------------

General and administrative expenses                 2,767,182       2,767,182      132,000 (b)      132,000
Amortization of acquisition-related costs              45,902          45,902            0                0
                                                  ---------------------------------------------------------
      Operating expenses                            2,813,084       2,813,084      132,000          132,000
                                                  ---------------------------------------------------------

Operating loss                                       (893,870)       (893,870)    (132,000)        (132,000)

Interest expense, net                                 110,034         110,034       19,800 (b)       19,800
                                                  ---------------------------------------------------------

Net loss                                           (1,003,904)     (1,003,904)    (151,800)        (151,800)

Preferred stock dividends                             (30,000)              0            0          (30,000)
                                                  ---------------------------------------------------------

Net loss applicable to common stock               $(1,033,904)    $(1,003,904)   $(151,800)       $(181,800)
                                                  =========================================================

Net loss per share of common stock                $      (.40)                                    $    (.07)
                                                  ===========                                     =========
Weighted average number of shares of common
 stock outstanding                                  2,580,100                                     2,580,100


--------------------
<F1>  (a)   To eliminate the revenue and expenses of Ages Health Services Inc.
            ("Ages") for the entire period.

<F2>  (b)   To reflect costs that would not have been eliminated due to the sale of assets and liabilities.


                        PRO FORMA FINANCIAL INFORMATION

                           AGES HEALTH SERVICES INC.
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1996
                                   (Unaudited)



                                                                     Pro Forma Adjustments
                                                                  ---------------------------
                                                  Historical        Ages (a)        Other         Pro Forma
                                                  -----------     -----------    ------------     ---------

Net patient service revenue                       $ 1,623,037     $ 1,623,037    $      0         $       0
Cost of patient services                            1,244,221       1,244,221           0                 0
                                                  ---------------------------------------------------------
      Gross profit on patient services                378,816         378,816           0                 0
                                                  ---------------------------------------------------------

General and administrative expenses                   672,007         672,007      33,000 (b)        33,000
Amortization of deferred financing costs                1,029           1,029           0                 0
                                                  ---------------------------------------------------------
      Operating expenses                              673,036         673,036      33,000            33,000
                                                  ---------------------------------------------------------

Operating loss                                       (294,220)       (294,220)    (33,000)          (33,000)

Interest expense, net                                  37,800          37,800       4,950 (b)         4,950
                                                  ---------------------------------------------------------

Net loss                                             (332,020)       (332,020)    (37,950)          (37,950)

Preferred stock dividends                              (7,500)              0           0            (7,500)
                                                  ---------------------------------------------------------

Net loss applicable to common stock               $  (339,520)    $  (332,020)   $(37,950)        $ (45,450)
                                                  =========================================================


Net loss per share of common stock                $      (.13)                                    $    (.02)
                                                  ===========                                     =========

Weighted average number of shares of common
 stock outstanding                                  2,580,100                                     2,580,100

--------------------
<F1>  (a)   To eliminate the revenue and expenses of Ages Health Services Inc.
            ("Ages") for the entire period.

<F2>  (b)   To reflect costs that would not have been eliminated due to the sale of assets and liabilities.



                         PRO FORMA FINANCIAL INFORMATION

                            AGES HEALTH SERVICES INC.
             PRO FORMA CONDENSED BALANCE SHEET AT DECEMBER 31, 1996
                                   (Unaudited)



                                                                                       Pro Forma Adjustments
                                                                                  -------------------------------
                                                                   Historical       Ages (a)         Other (d)       Pro Forma (d)
                                                                   -----------    -----------     ---------------    -------------

Assets

Current:
  Cash and cash equivalents                                        $   164,078    $         0     $ 1,100,000 (b)     $ 1,264,078
  U.S. Treasury Notes                                                  985,630              0               0             985,630
Accounts receivable, less allowance for uncollectible accounts
 of $570,000                                                         1,920,140      1,920,140         800,000 (b)         800,000
  Prepaid expenses                                                      53,793         53,793               0                   0
  Current portion of long-term note receivable related to
   discontinued operations                                               5,000          5,000               0                   0
  Deferred taxes                                                        15,000              0         (15,000)(c)               0
                                                                   --------------------------------------------------------------

      Total current assets                                           3,143,641      1,978,933       1,885,000           3,049,708
                                                                   --------------------------------------------------------------

Property and equipment, net of accumulated depreciation
 of $249,180                                                           189,271        189,271               0                   0
                                                                   --------------------------------------------------------------

Deferred financing costs, net of accumulated amortization
 of $2,059                                                               6,178          6,178               0                   0
                                                                   --------------------------------------------------------------

Long-term note receivable related to discontinued operations,
 less current portion                                                   13,512         13,512               0                   0
                                                                   --------------------------------------------------------------

                                                                   $ 3,352,602    $ 2,187,894     $ 1,885,000         $ 3,049,708
                                                                   ==============================================================


Liabilities and Stockholders' Equity

Current liabilities:
  Short-term borrowings                                            $ 1,427,956    $         0     $  (494,685)(b)     $   933,271
  Accounts payable                                                     322,683              0               0             322,683
  Dividends payable                                                     17,500              0               0              17,500
  Accrued expenses                                                     861,386              0        (273,465)(b)         587,921
  Current portion of long-term debt and loans payable                  203,922              0         (16,922)(b)         187,000
                                                                   --------------------------------------------------------------

      Total current liabilities                                      2,833,447              0        (785,072)(b)       2,048,375

Long-term debt and loans payable, less current portion                 313,747              0          (5,747)(b)         308,000
Deferred income taxes                                                   15,000              0         (15,000)(c)               0
                                                                   --------------------------------------------------------------

      Total liabilities                                              3,162,194              0        (805,819)          2,356,375
                                                                   --------------------------------------------------------------

Commitments and contingencies

Stockholders' equity                                                   190,408      2,187,894       2,690,819             693,333
                                                                   --------------------------------------------------------------


                                                                   $ 3,352,602    $ 2,187,894     $ 1,885,000         $ 3,049,708
                                                                   ==============================================================

--------------------
<F1>  (a)   To eliminate the assets of Ages Health Services Inc. ("Ages") sold in connection with the asset purchase agreement with Arbour Elder Services,
            Inc.

<F2>  (b)   To reflect proceeds from the sale of assets consisting of $1,100,000 in cash plus retention of $800,000 of accounts receivable collections after the buyer's receipt of the first $1,000,000 of accounts receivable collected, and assumption by the buyer of $30,819 of future payments on capital leases and approximately $760,000 of the Company's other liabilities.

<F3>  (c)   To reflect the elimination of deferred taxes.

<F4>  (d)   Does not reflect any adjustment for liabilities (totalling approximately
            $750,000) which the Company believes it may be able to settle at amounts less than their book value.


The unaudited pro forma condensed financial statements have been prepared by the Company based upon assumptions deemed proper by it. The unaudited pro forma condensed financial statements are not necessarily indicative of the future financial position or results of operations or actual results that would have occurred had the transaction been if effect as of the dates presented.

The unaudited pro forma condensed financial statements should be read in conjunction with the Company's historical financial statements and related notes included in the Annual Report.

RISK FACTORS. If the Sale is approved by Stockholders and consummated as described in this Proxy Statement, the Company will become an acquisition company whose initial purpose will be to seek a Business Combination with an Acquired Business. As such, such business is subject to certain risks. THE STOCKHOLDERS WILL NOT GET TO VOTE SEPARATELY ON ANY POTENTIAL BUSINESS COMBINATION. CONSEQUENTLY THE FOLLOWING RISK FACTORS, AMONG OTHER INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT SHOULD BE CONSIDERED BY STOCKHOLDERS IN DETERMINING WHETHER TO APPROVE THE SALE.

      SPECULATIVE NATURE OF PROPOSED OPERATIONS. The success of the business after the Sale will depend to a great extent on the operations, financial condition and management of the company or companies with which the Company may merge or which it may acquire. The success of such future businesses will be dependent upon management of the Acquired Business and its business operations, none of which are now known and which therefore are not disclosed to Stockholders in this Proxy Statement. Therefore, Stockholders, to an extent, are being asked to approve an investment for which full and complete disclosure cannot presently be made.

      NO OPERATING HISTORY. The Company will change the nature of its operations after the Sale. The Company has no operating history in the new line of business which has yet to be determined. There can be no assurance that future operations will be profitable. The Company has not yet identified an Acquired Business nor entered into any negotiations or agreements to make any acquisition.

      POTENTIAL DILUTION. It is possible that a Business Combination will require the Company to issue additional securities including Common Stock will may result in dilution to the existing Stockholders.

      NO BUSINESS PLAN. The Company has not identified a candidate for an Acquired Business and therefore cannot describe the specific risks presented by such business. Such business may involve unproven products, technology or marketing strategy, the success or profitability of which cannot be assured. Since the Stockholders will not be required to vote on the specific Business Combination, the specific risks thereof may not be disclosed to Stockholders until after the Business Combination has been effected. Stockholders, therefore, in approving the Sale, are being asked to approve the change of business without the full disclosure which they would receive under certain other circumstances.

      SCARCITY OF, AND COMPETITION FOR, BUSINESS TARGETS. After the Sale, the Company will be an insignificant participant in the business of seeking mergers with, and acquisitions of, other businesses. In addition, the Company will have limited assets and other resources to support an acquisition. There are a large number of established and well financed entities, including venture capital firms, which are active in seeking companies of the kind the Company will be seeking. Nearly all of such competitors have greater financial and other resources than the Company and therefore the Company will be at a competitive disadvantage in such transactions.

      ADDITIONAL FINANCING REQUIRED. If the Company is successful in concluding a Business Combination, it is likely that the Company will require additional financing for the acquisition or the business operations of the Acquired Business. There can be no assurance that any such financing would be available to the Company, if at all or on satisfactory terms.

DISSENTERS' RIGHTS. Under Massachusetts law, Stockholders who vote against the Sale will not have dissenters' rights of appraisal or any other statutory rights.

NO VALUATION, OR FAIRNESS OPINION, OBTAINED. The Board of Directors has not obtained any valuation of the assets of the Company, or its business as a going concern. In determining to accept the offer of Arbour, the Board of Directors relied on the facts that the purchase price, based on its knowledge of value and investigations concerning value, was consistent with amounts being paid for companies with revenues and assets similar to the Company and on the lack of any benefits to the insiders of the Company. While Anders Laren will be paid an aggregate of $216,000 for a two year non-compete agreement, the Board of Directors, in light of the existence of his employment agreement, did not view the payment as a conflict of interest or a substantial benefit to a related party.

TAX TREATMENT OF SALE. The Sale will be reported as a sale of assets for federal income tax purposes. The Company expects to recognize a tax loss as a result of the sale.

FINANCIAL INFORMATION ABOUT THE COMPANY. Accompanying this Proxy Statement, and incorporated herein by reference, is a copy of the Company's Annual Report for the year ended September 30, 1996. The Annual Report contains financial information for the Company's most recently completed fiscal year, and certain financial information regarding its prior fiscal year ended September 30, 1995. Stockholders are referred to the Annual Report for financial information regarding the Company.

                                 PROPOSAL 2
                 AMENDMENT TO THE ARTICLES OF ORGANIZATION

      If the Sale is approved by Stockholders, there will be submitted to the Meeting a proposal to amend the Articles of Organization of the Company to change its name to AHSI Inc. Under the Agreement, part of the assets to be sold to Arbour includes intellectual property rights. These rights include the Company's rights in and to the name "Ages Health Services" and variations thereof. As a result, if the Sale is approved and consummated, the Company will have to change its corporate name to a name which does not include "Ages" as part thereof. Since the Company intends to change the nature of the business, management recommends that "Health Service" also be eliminated from the new name. It is recommended that the Articles of Organization be amended to change the Company's name to AHSI Inc.

                                 PROPOSAL 3
                            ELECTION OF DIRECTORS

      At the Meeting, the Stockholders will be asked to vote upon the election of three persons to serve as directors until the next annual meeting and until their successors are duly elected. Messrs. Anders Laren, Kuno Laren and Peter Clegg, all of whom are presently directors and compose the entire board of directors, have been nominated by the Board of Directors to continue to serve as such.

Nominees for Director.

     Name          Age            Position with the Company
----------------------------------------------------------------------

Anders Laren        37       President, Chief Executive Officer, Clerk
                             (Secretary) and Director


Kuno Laren          72       Director

Peter W. Clegg      52       Director


      Anders Laren joined the Company as Vice President and Secretary in May 1991 and has been Chairman of the Board and Chief Executive Officer since May 1992. He was elected as a Director of the Company in June 1992. Mr. Laren was appointed President of the Company in May 1993. Prior to joining the Company, Mr. Laren was an associate with the law firm of Shearman & Sterling from 1986 to 1991. Mr. Laren holds a J.D. from Fordham University School of Law. He is a member of the New York bar and the Massachusetts bar. Anders Laren is the son of Kuno Laren.

      Kuno Laren has been a Director of the Company since February 1991. He has been engaged in investment banking for more than ten years. He is a director of several public and private companies, including Grant Enterprise Ltd., Kalex Corp., and Tarlind Inc., each of which is a stockholder of the Company. Kuno Laren is the father of Anders Laren.

      Peter W. Clegg has been a Director of the Company since February 1993. He is a business consultant with The August Group. He is also a major general U.S. Army Reserve and currently serves as Commanding General, 94th Regional Support Command, Fort Devens, Massachusetts. Mr. Clegg was a Vice President of the Bank of Boston from 1986 to 1989.

Security Ownership of Certain Beneficial Owners and Management.

      The following table sets forth certain information as of January 31, 1997 with respect to each beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock and Series A Preferred Stock of the Company, each officer and director of the Company and all officers and directors as a group. Unless otherwise indicated, the address of each such person or entity is c/o Ages Health Services Inc., 800 Hingham Street, Suite 103S, Rockland, MA 02370.

Common Stock (no par value):


Name and Address            Number of Shares   Percentage
---------------------------------------------------------

Grant Enterprise Ltd.            796,000         30.85%
320 Lexington Avenue
New York, NY 10016

Kalex Corp.                      140,000          5.43%
320 Lexington Avenue
New York, NY 100016

Tarlind Inc.                      76,000          2.94%
320 Lexington Avenue
New York, NY 10016

Kuno Laren* **                 1,012,000         39.22%
320 Lexington Avenue
New York, NY 10016

Anders Laren**                    70,300          2.72%

Peter W. Clegg                        --            --

Dr. Jonathan D. Lieff                 --            --

Robert A. Conway                      --            --

All officers and directors     1,082,300         41.95%
 as a group (5 persons)


Series A Preferred Stock (no par value):


Name and Address            Number of Shares   Percentage
---------------------------------------------------------

Grant Enterprises                     87            35%
320 Lexington Avenue
New York, NY 10016

Kalex Corp.                           70            28%
320 Lexington Avenue
New York, NY 10016

Kuno Laren* **                        93            37%
320 Lexington Avenue
New York, NY 10016

______________________________
<F*>  Kuno Laren, a director of the Company, is a director and principal shareholder of Tarlind, Inc., Kalex Corp. and Grant Enterprises Ltd.,
      and thus is presumed to be the beneficial owner of all shares of the
      Company owned by such companies.

<F**> Anders Laren is the son of Kuno Laren.  Each of Anders Laren and Kuno
      Laren disclaim beneficial ownership of the shares of Common Stock and/or Preferred Stock attributed to the other.


Directors and Executive Officers

      The following are the directors and executive officers of the Company:

                                       Position with the
Name                         Age       Company
--------------------------------------------------------

Anders Laren                 37        President, Chief Executive Officer,
                                       Clerk (Secretary) and Director

Kuno Laren                   72        Director

Peter W. Clegg               52        Director

Jonathan D. Lieff, M.D.      51        Medical Director

Robert A. Conway             49        Vice President of Operations


Biographical information regarding Messrs. Laren appears under the caption "Nominees for Director".

      Peter W. Clegg has been a Director of the Company since February 1993. He is a business consultant with The August Group. He is also a major general U.S. Army Reserve and currently serves as Commanding General, 94th Regional Support Command, Fort Devens, Massachusetts. Mr. Clegg was a Vice President of the Bank of Boston from 1986 to 1989.

      Jonathan D. Lieff, M.D., joined the Company as Medical Director and Chief of Psychiatry in October 1990. He currently serves as a member of the hospital staff of several hospitals in Massachusetts, including St. Elizabeth's Hospital, Baptist Hospital, Arbour Hospital and Human Resource Institute, positions he has held since 1985. Dr. Lieff has approximately 22 years of experience as a practitioner and has published numerous articles in national journals. Dr. Lieff founded and currently serves as the Consulting Editor to the American Journal of Geriatric Psychiatry. Dr. Lieff holds a B.A. from Yale College (1966) and an M.D. from Harvard Medical School
(1972). He is board certified by the American Board of Psychiatry and Neurology with added qualification in Geriatric Psychiatry.

      Robert A. Conway has served as the Company's Vice President of Operations since November, 1995. Prior to that, Mr. Conway provided substance abuse/counseling services through Northeast Health Management Services, a company he founded in 1989. From June, 1992 through November 1994 he served as the director of management and development for Brookside Hospital. Mr. Conway holds a BA from the University of Massachusetts (1970) and a masters degree in education from Cambridge College (1983).

Executive Compensation.

Summary Compensation Table - Executives and Officers

      The following table sets forth all cash compensation for services rendered in all capacities to the Company for the fiscal years ended September 30, 1996, 1995, and 1994, paid to the Company's Chief Executive Officer, the four other most highly compensated executive officers at the end of the above fiscal years whose total compensation exceeded $100,000 during the above fiscal years, although they were not executive officers at the end of such years. In fiscal 1994, 1995, and 1996, the Company paid no bonus, other annual compensation, restricted stock awards, options, stock appreciation rights or long term incentive payments to officers or executives.


                              Annual Compensation
                              -------------------
Name and Principal Position    Year       Salary
-------------------------------------------------

Anders Laren                   1994      $116,750
President, Chief Executive     1995      $121,000
Officer and Director           1996      $121,000

Kuno Laren                     1994        -0-*
Director                       1995      $ 48,000
                               1996      $ 48,000

Dr. Jonathan D. Lieff          1994      $180,000
Medical Director               1995      $180,000
                               1996      $180,000

Executives as a                1994      $409,250
group (4 individuals           1995      $481,417
in 1994 and 6 individuals      1996      $483,830
in 1995 and 6 individuals
in 1996).

<F*>  The Company paid  $42,000 to Kumala Corp. for the consulting services of
      Kuno Laren in fiscal 1994.  No such payments were made thereafter.


Employment Agreements

      The Company entered into an employment agreement with Anders Laren on January 1, 1994 to serve as Chief Executive Officer through December 31, 1997. The agreement provides for a base annual salary of $121,000 plus a bonus entitling Mr. Laren to 30% of the Company's profits before interest and taxes, as defined, in excess of $700,000, and 10% of such excess over $800,000. No bonus was earned in fiscal 1994, 1995, or 1996 under the agreement. The Company also entered into an agreement with Dr. Jonathan D. Lieff on January 1, 1994 to serve as the Company's Medical Director. The agreement provides for a base annual salary of $180,000 and is terminable upon six months notice after June 30, 1996.

Option Grants

      No stock options were granted to the executive officers named in the foregoing compensation table during the fiscal year ended September 30, 1996.

Option Year End Values

      The following is certain information regarding options exercised by the executive officers named in the foregoing compensation table during the year ended September 30, 1996 and the fiscal year end value of unexercised options as such date:


                                                      Number of       Value of
                                                      Unexercised     Unexercised
                                                      Options at      in-the-Money
                                                      9/30/96         Options
                        Shares                        --------------------------------
                        Acquired on     Value         Exercisable/    Exercisable
Name                    Exercise (#)    Realized ($)  Unexercisable   Unexercisable
-----------------------------------------------------------------------------------


Anders Laren            None                 -           0/5,000          $0/$0
                                                         (Options)

Peter W.Clegg           None                 -           0/5,000          $0/$0
                                                         (Options)

Dr. Jonathan D. Lieff   None                 -           0/2,500          $0/$0
                                                         (Options)


Stock Options and Stock Appreciation Rights

Stock Option Plans

      In June 1993, the Board of Directors and stockholders adopted and approved the 1993 Employee Incentive Stock Option Plan (the "Employee Plan") and the 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Plan," and with the Employee Plan are collectively referred to herein as the "Plans"). The Plans are administered by the Board of Directors or by a committee appointed by the Board. Pursuant to the Plans, options to acquire an aggregate of 241,000 shares of Common Stock may be granted (181,000 shares pursuant to the Employee Plan and 60,000 share pursuant to the Directors' Plan). The Plans provide for grants to employers, consultants, and directors of the Company.

      The Employee Plan authorizes the Board to issue incentive stock options ("ISOs"), as defined in Section 422A of the Internal Revenue Code. The Directors Plan authorizes only stock options that do not conform to the requirements of the Code section ("non-ISOs"). Consultants and directors who are not also employees of the Company may be granted only non-ISOs. The exercise price of each ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of the outstanding stock of the Company or a subsidiary or parent of the Company (a "10% Stockholder"), the exercise price shall not be less than 110% of the fair market value on the date of the grant. The exercise price of each non-ISO granted under the Director Plan shall be as determined by the Board of Directors in its discretion and may be less than the fair market value of the Common Stock on the date of the grant.

      In July 1994, the Board of Directors granted stock options under the Employee Plan to purchase 25,000 shares of Common Stock at a price equal to the fair market value of the shares on the date of grant ($1.32 per share). Subsequently, options to purchase 15,000 share were terminated. The remaining options become exercisable to purchase 2,000 shares beginning on or after January 29, 2000. No options shall be exercisable unless at the time of such exercise (i) the fair market value of the common stock equals or exceeds $3.50 per share and (ii) the individual is employed by the Company. No options granted under the Employee Plan were exercisable in fiscal 1994, 1995 or 1996. In February 1995 the Board of Directors granted stock options under the Directors' Plan to purchase 5,000 shares of common stock at a price equal of the fair market value of the shares on the date of grant ($.9375 per share). The options become exercisable to purchase 1,000 shares beginning on or after August 17, 1997 with additional 1,000 shares becoming available each year thereafter through August 17, 2001. No options shall be exercisable unless at the time of such exercise (1) the fair market value of the Common Stock equals or exceeds $3.50 per share and (ii) the individual is a Director of the Company. No options granted under the Directors Plan were exercisable in fiscal 1994, 1995 or 1996.

Meetings of the Board of Directors

      There were 5 meetings of the Company's Board of Directors during the 1996 fiscal year. Anders Laren, Peter W. Clegg and Kuno Laren were present at such meetings. The Company has one formal committee, the Audit Committee, consisting of Kuno Laren and Peter W. Clegg.

Director Compensation

      Outside directors may be paid an honorarium for attending meetings of the Board of Directors in an amount which management anticipates will not exceed $500 per meeting of the Board of Directors of the Company. Mr. Clegg received $1,325 for fees and expenses related to attending meetings held in fiscal 1996.

Section 16(a) Reporting

      Under the securities laws of the United States, the Company's directors, its executive and certain other officers, and any other persons holding ten percent or more of the Company's Common Stock must report on their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.'s Automated Quotation System. Specific due dates for these reports have been established. During the year ended September 30, 1996 all reports for all transactions were filed on a timely basis.

Certain Relationships and Related Transactions

      The Company has an aggregate of 250 shares of Series A Preferred Stock issued and outstanding. Until June 24, 1996, all of the Series A Preferred Stock was owned by Grant Enterprises Ltd. ("Grant"), a principal stockholder of the Company. On June 24, 1996, Grant made distributions of Preferred Stock to Kalex Corporation (70 shares) and to Kuno Laren (93 shares). Grant retained 87 shares of Preferred Stock. The
Preferred Stock pays a cumulative dividend equal to 12% per annum of the liquidation value ($1,000 per share). The Company has also borrowed money from Grant at various times for working capital. The Company repaid a note for $198,000 to Grant in accordance with its terms in fiscal 1995. Interest at the rate of 1% per month on the outstanding balance under the note was paid to Grant, aggregating $25,060 and $5,940 for fiscal 1994 and 1995, respectively. Kuno Laren, a director and principal stockholder of the Company is a director and principal stockholder of Grant and is the father of Anders Laren. Kuno Laren was made an employee of the Company and was paid $48,000 in each of fiscal 1995 and 1996 to provide services with respect to potential acquisitions, institutional financing and stockholder relations.

                               OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any other business which may be brought before the Meeting. If any other business properly comes before the Meeting, the person named as Proxy will vote the shares covered by such Proxy as he determines in his judgment.

                            STOCKHOLDER PROPOSALS

      In Order to be included in the proxy material for the Company's next annual meeting of stockholders, stockholder proposals must be received by the Company on or before _______, 1997.

                                 APPENDIX A



                          ASSET PURCHASE AGREEMENT

                                    among

                         ARBOUR ELDER SERVICES, INC.
                                     AND
                          AGES HEALTH SERVICES INC.

                        Dated as of February 1, 1997


                              TABLE OF CONTENTS



Section                                                                Page
-------                                                                ----

1.  Purchase and Sale of Assets.                                         1

      1.1  Assets Conveyed                                               1
      1.2  Excluded Assets                                               5

2.  Payment of the Purchase Price and Assumption of Liabilities          5

      2.1  Effective Date and Closing Date                               5
      2.2  Purchase Price                                                6
      2.3  Prorations                                                    6
      2.4  Liabilities Assumed by Purchaser                              7
      2.5  Liabilities Retained by the Seller                            7
      2.6  Instruments of Conveyance and Transfer of Books and
           Records                                                      10

3.  Representations and Warranties of the Seller                        12

      3.1  Organization, Capitalization, Authorization, Etc.            12
      3.2  Capitalization                                               12
      3.3  Ownership of Assets                                          13
      3.4  The Seller's  Authority and No Conflict                      13
      3.5  Compliance with Laws                                         13
      3.6  Real Property                                                14
      3.7  Financial Statements, Books and Records, and Change in
           Condition                                                    14
      3.8  Absence of Undisclosed Liabilities                           16
      3.9  Tax Returns and Audits                                       16
      3.10 Premises                                                     17
      3.11 Trade Names, Trademarks, Copyrights, Etc.                    18
      3.12 Tangible Personal Property.                                  19
      3.13 Existing Employment and Other Contracts, ERISA               20
      3.14 Insurance Policies                                           22
      3.15 Litigation                                                   22
      3.16 Contracts, Obligations and Commitments                       22
      3.17 Medicare, CHAMPUS and Medicaid                               23
      3.18 Filing of Reports                                            24
      3.19 Licenses                                                     24
      3.20 No Broker                                                    24
      3.21 No Misleading Statements                                     24
      3.22 Employee Matters                                             25

4.  Representations and Warranties of the Purchaser                     25

      4.2  Authority and No Conflict                                    25
      4.3  Defaults, Consents, Etc.                                     26
      4.4  No Broker                                                    26

5.  Obligations Before and After Closing                                27

6.  Conditions Precedent to the Purchaser's Performance                 29

      6.1  Accuracy of Representations and Warranties                  30
      6.2  Performance                                                  30
      6.3  Certification by the Seller                                  30
      6.4  Opinion of the Seller's Counsel                              30
      6.5  Absence of Litigation                                        30
      6.6  Legal Prohibition                                            31
      6.7  Consents, Approvals, Permits, Licenses, etc.                 31
      6.8  Transfer of Licenses                                         32
      6.9  Non-Competition Agreements                                   32
      6.10 Consulting Agreement                                         32
      6.11 Notice Letter                                                33
      6.12 Compliance with Management Agreement                         33
      6.13 Seller's Stockholder Approval                                33
      6.14 Tail Insurance                                               33

7.  Conditions Precedent to the Seller's Performance                    33

      7.1  Accuracy of the Purchaser's Representations and
           Warranties                                                   34
      7.2  Performance; Authorization                                   34
      7.3  Certificates                                                 34
      7.4  Absence of Litigation                                        34
      7.5  Consents                                                     34
      7.6  Stockholder Approval of this Agreement                       35
      7.7  Delivery of Documents                                        35

8.  Covenants of the Seller                                             35

      8.1  Employee Notification                                        35

9.  Joint Covenants                                                     36

      9.1  Access to Books and Records                                  36
      9.2  Allocation of Purchase Price                                 37
      9.3  Control and Rights                                           38

10.  The Closing and Termination                                        38

      10.1  Closing                                                     38
      10.2  Termination                                                 38

11.  Survival of Representations; Indemnification                       39

      11.1  Survival of Representations, Etc.                           39
      11.2  Indemnification by the Seller                               39
      11.3  Indemnification by the Purchaser                            42
      11.4  Procedure for Indemnification                               42
      11.5  Limitations on Indemnification Rights                       43

12.  Entire Agreement; Modification, Waiver                             44

13.  Further Assurance                                                  44

14.  Successors and Assigns; Assignment                                 44

15.  Notices                                                            44

16.  Governing Law                                                      45

17.  Guarantee                                                          45


                          ASSET PURCHASE AGREEMENT

      AGREEMENT, made as of the 1st day of February 1997, by and between Arbour Elder Services, Inc., a Massachusetts corporation
("Purchaser"), and Ages Health Services Inc., a Massachusetts corporation (the "Seller").

                            W I T N E S S E T H :

      WHEREAS, the Seller is in the business of operating mental health nursing home programs ("Programs") and outpatient clinics ("Clinics") in Massachusetts, Connecticut, and Rhode Island; and

      WHEREAS, Purchaser desires to purchase and the Seller desires to sell certain of the assets of the Seller ("Assets" as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained, the parties hereto agree as follows:

      1.  Purchase and Sale of Assets.

            1.1 Assets Conveyed. At the closing of the transaction contemplated hereby (the "Closing") on the Closing Date (as hereinafter defined), and upon the basis of the representations, warranties, covenants and agreements contained herein, the Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and the Purchaser shall purchase on the terms set forth herein, all of the Seller's right, title and interest in and to the Assets (as hereinafter defined), except for the Excluded Assets (as hereinafter defined) as provided for in Section 1.2 free and clear of all liens, charges, claims, pledges, security interests, equities, and encumbrances of any nature whatsoever (collectively "Liens"), except for "Permitted Encumbrances." Permitted Encumbrances shall mean (a) liens of current taxes not yet due and payable; (b) those easements, rights of way, servitudes, restrictions, liens and other matters described in Schedule 3.3 hereto; (c) Liens created by the Purchaser and (d) the Assumed Liabilities (as defined below). The "Assets" shall mean all those personal, tangible and intangible properties and the real property and improvements of the Seller including, without limitation, those set forth below and as more particularly described in the Schedules to this Section 1.1, including the going concern value of the Seller in the conduct of the operations of the Seller, if any, with the exception of the Excluded Assets (as hereinafter defined), and such other exceptions as are specifically set forth below or described in such Schedules:

                  (a) Accounts Receivable: the first $1,000,000 of cash collected from the Accounts Receivable of the Seller as of the Effective Date, less collection fees allocable thereto, and all cash collected from Accounts Receivable of the Seller in excess of $1,800,000, it being agreed and understood that the Seller shall be entitled to receive the cash collected from Accounts Receivable in excess of $1,000,000 up to $1,800,000, less collection fees allocable hereto (the "Seller's Collections"). The Purchaser and Seller shall mutually agree upon a party or parties (the "Billing Party") to bill the Accounts Receivable, distribute any collections as provided herein and report on each distribution to each party hereto. Prior to the Closing Date, Purchaser shall hold the Seller's Collections in trust for Seller and shall pay all such sums collected to the Seller at Closing. Thereafter, Purchaser shall pay any remaining Seller's Collections to Seller on a weekly basis as collected by wire transfer or by check in accordance with Seller's instructions, and shall provide Seller with weekly statements on collections relating to the Accounts Receivable of the Seller. The Purchaser or Seller or their respective representatives shall have the right to reasonably review any records relevant to verifying distributions and collections. Accounts Receivable shall include services performed on or before the Effective Date, regardless of when the clinician bills for such services. The Accounts Receivables shall be determined as of the Effective Date and shall be set forth on Schedule 1.1(a), as agreed upon by the parties on the Effective Date, and shall be revised for all Accounts Receivables related to Services performed prior to the Effective Date but billed after the Effective Date.

                  (b)  Contractual Rights:   all assignable rights and
            benefits of the Seller under all contracts set forth on Schedule 1.1(b) hereto;

                  (c) Licenses and Permits: to the extent permitted by applicable law and regulation, all licenses and permits held or used by the Seller in connection with the ownership of the Assets and the conduct of the operations of the Assets including but not limited to those which are listed on Schedule 1.1(c) hereto;

                  (d) Equipment: all machinery, equipment, fixtures, computers, computer hardware and software, tools, supplies, construction in progress, furniture, vehicles and other tangible personal property and assets of the Seller, including without limitation those described in Schedule 1.1(d) hereto and all assignable rights pursuant to contracts related thereto;

                  (e) Leases: all the assignable interest of and the rights and benefits accruing to the Seller as lessee under (i) the leases of the several Premises used by the Seller in the operation of the Seller's business, and all leasehold improvements and fixtures relating thereto, including without limitation those described in Schedule 1.1(e) hereto, and (ii) all leases or rental agreements covering machinery, equipment, computers, computer hardware and software, tools, supplies, furniture and fixtures, vehicles and other tangible personal property and assets used in the business of the Seller, including without limitation those described in Schedule 1.1(e) hereto;

                  (f) Records: to extent permitted by applicable law or regulations all operating data and records of the Seller relating to the current business of the Seller, including without limitation, client lists and records (including treatment records), referral sources, operating guides and manuals, projections, copies of financial, accounting and personnel records, correspondence and other similar documents and records, but excluding the corporate records of the Seller and records unrelated to the ongoing business transferred to the Purchaser;

                  (g) Intellectual Property: all of the intangible and intellectual property of the Seller used or useful in the operation of the Seller's business, including without limitation all software (including without limitation all source codes and object codes), methods, plans, research data, marketing plans and strategies, forecasts, trademarks, service marks, trade names, licenses (if transferable), copyrights, permits and other similar intangible property and rights relating to the business of Seller, including without limitation all such property and rights listed in Schedule 1.1(g); and

                  (h) Other Assets: all other personal properties and assets of every kind and nature, tangible or intangible (including warranties with respect to such assets) owned by the Seller and used or held for use in connection with the normal and customary operation of the business of the Seller, including, without limitation, any fixtures, installations, machinery, prepaid expenses, equipment, vehicles, furniture, supplies, office equipment, or other personal property.

            1.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, the following Assets of the Seller are specifically excluded from the Assets being conveyed hereunder, and shall remain the property of the Seller.

                  (i) Cash (including deposits in bank accounts on the Effective Date and checks received at the Seller's lock box accounts on or before the Effective Date) and Treasury notes on hand as of the Effective Date. The Seller warrants that the Cash from the lock box accounts shall be used to pay outstanding payroll taxes, to the extent any cash remains, Seller shall use such Cash to pay any other operating expenses of Seller accruing or occurring before the Effective Date;

                  (ii)  Seller's Collections;

                  (iii) Insurance proceeds related to the liabilities not
            assumed by Purchaser;

                  (iv) All rights related to that certain Compromise and Settlement Agreement by and between Seller and Alpha Geriatric Services, Inc. dated April 13, 1993; and

                  (v) Employment Agreement dated January 1, 1994, between the Seller and Anders Laren.

      2.  Payment of the Purchase Price and Assumption of Liabilities.

            2.1 Effective Date and Closing Date: The "Effective Date" shall mean the date as of which the parties execute this Agreement. The "Closing Date" shall mean the date which is not more than twenty
      (20) days after the receipt by Seller of the shareholder approval as set forth in Section 7.7; provided, however, that the Closing Date shall not occur more than one hundred eighty (180) days after the Effective Date, unless otherwise agreed to by both parties. The parties hereto shall each endeavor to accomplish the Closing with ninety (90) days of the Effective Date. The Closing Date can be changed upon mutual agreement of the parties.

            2.2 Purchase Price. As consideration for the Purchase of the Assets, the Purchaser shall pay to the Seller on the Closing Date, by wire transfer, cash in the amount of $1,100,000, less the advance amount of $100,000 which is paid as of the Effective Date (the "Purchase Price"). In addition, the Purchaser shall (i) assume the Assumed Purchaser's Liabilities (as hereinafter defined) as specifically set forth in Section 2.4 in an amount not to exceed $760,000, and (ii) pay to the Seller the Seller's Collections as held by the Purchaser in trust for the Seller pursuant to Section 1.1(a). The Purchase Price, the Assumed Liabilities and the Seller's Collections shall all be subject to adjustment as set forth in Section
      2.3 herein. The Purchaser shall deliver to the Seller an assignment and assumption agreement, together with other documentation reasonably requested by the Seller evidencing the assumption of such liabilities.

            2.3  Prorations.   Within ten (10) days prior to the Closing
      Date (the "Determination Date"), the Seller and Purchaser shall determine whether either party, pursuant to this Agreement or the Management Agreement (as hereinafter defined) has paid any liabilities that are the responsibility of the other party (the "Determination"), including without limitation (i) compensation paid by Purchaser to Seller's employees relating work performed for the Seller before the Effective Date, (ii) any amounts paid by Purchaser pursuant to those contracts and leases, being assumed by the Purchaser, relating to matters and the operation of the Seller's business prior to the Effective Date, (iii) ad valorem taxes, if any, on the Assets, (iv) all utilities servicing any of the Assets including without limitation water, sewer, telephone, electricity, and gas service, and (v) any other expense or payment made by either party relating to liabilities that are the responsibility of the other party. The reconciliation as required by this Section shall be treated as an adjustment to the Purchase Price, the Assumed Liabilities and the Seller's Collections. Once the Determination is completed, the liabilities and expenses each party paid on behalf of the other party shall be netted and the net amount shall be added to or subtracted from the Purchase Price, the Assumed Liabilities and the Seller's Collections as set forth in
      Section 2.2. In the event the determination results in a reduction of the amounts set forth in Section 2.2, such reduction shall first be applied to the Cash Payment as set forth in Section 2.2(i) and then to the Seller's Collections. To the extent one party pays any liabilities of the other party after the Determination Date, the parties agree to reimburse each other for such amounts paid within sixty (60) days of the Closing Date.

            2.4 Liabilities Assumed by Purchaser. On and as of the Closing Date, Purchaser shall assume and agree to timely pay, perform and discharge and hold Seller harmless from the following Liabilities:
      (a) any and all obligations of the Seller relating to the Assets (other than those excluded in Section 1.2) accruing from and after the Effective Date; (b) any and all obligations of the Seller under the Employment Agreements, Leases and other Agreements set forth on
      Schedule 2.4 arising from and after the Effective Date; and (c) additional liabilities up to $760,000 (the "Assumed Purchaser Liabilities") that are validly existing and ascertainable as of the Effective Date, and identified by Seller to Purchaser, subject to the Determination as set forth in Section 2.3.

            2.5 Liabilities Retained by the Seller. The Seller shall remain obligated to pay all Liabilities relating to the Assets which are not specifically assumed by Purchaser pursuant to Section 2.4 and
      Schedule 2.4, and, therefore, the Seller shall continue to be obligated to pay, perform and discharge such debts, obligations and liabilities (other than those debts, obligations and liabilities of the Seller specifically referred to in Section 2.4, Schedule 2.4 hereof or assumed by Purchaser pursuant to the Management Agreement) and hold Purchaser harmless from:

                  (i) any and all obligations for the payment of any long term indebtedness;

                  (ii) any and all liabilities of the Seller relating to the Seller for acts or omissions, including medical malpractice, occurring through the Effective Date;

                  (iii) any and all claims of the United States Government under the Medicare program, or any state under Medicaid programs, or of any other third party payors, arising out of the activities of the Seller's business through the Effective Date;

                  (iv) federal and state income taxes, if any, payable with respect to any activities of the Seller through the Effective Date;

                  (v) sales and other taxes (including, without limitation, use taxes) payable with respect to the business or operations of the Seller through the Closing Date or the transactions contemplated hereby;

                  (vi) any other debt, obligation or liability of the Seller whether or not such debt, obligation or liability is disclosed on the financial statements as hereinafter defined;

                  (vii) any liability or obligation to any employee or former employee of the Seller or to any third party, under any pension, insurance, bonus, profit-sharing or other employee benefit plan or arrangement or any obligation relating to salaries, bonuses, vacation or severance pay, including, without limitation, any liabilities to employees not reflected on
            Schedule 2.4 hereto relating to the activities and obligations of the Seller through the Effective Date;

                  (viii) the Seller's obligations and liabilities arising under this Agreement;

                  (ix) any liabilities of the Seller to any of its shareholders arising out of any action by the Seller in connection with the transaction contemplated herein;

                  (x) any obligation related to the Seller's agreements with: (1) HealthPartners Funding, L.P. (including the buyout and any penalties associated with the buyout of the HealthPartners' Agreement); (2) the Compromise and Settlement Agreement by and among Ages, Alpha Geriatric Services, Inc. and Massachusetts Osteopathic Foundation, Inc.; (3) obligations pursuant to that certain Settlement Agreement by and between Ages and the Commonwealth of Massachusetts regarding Medicaid billing; and
            (4) commercial short-term financing arrangement with Paine
            Webber; and

                  (xi) any accrued but unpaid payroll tax obligations of the Seller relating to the activities and operations of the Seller prior to the Effective Date.

            2.6  Instruments of Conveyance and Transfer of Books and
      Records.

                  2.6.1. On the Effective Date the Seller shall deliver to the Purchaser the following:

                        (i) a letter from HealthPartners agreeing to waive the thirty (30) day termination notice as set forth in the HealthPartner's Agreement;

                        (ii) an executed and binding Settlement Agreement with the Commonwealth of Massachusetts settling, for the sum of $125,000, the ongoing investigation of the Seller by the Commonwealth of Massachusetts for Medicaid billing;

                        (iii) a fully executed Management Agreement by and between the Seller and the Purchaser, in form substantially similar to Exhibit D hereto, whereby the Purchaser shall manage the business operations of the Seller from the Effective Date until the Closing Date (the "Management Agreement");

                        (iv) a fully executed Promissory Note, Security Agreement and UCC-1 Financing Statement granting the Purchaser a first priority security interest (subject to the interest of HealthPartners) in the assets of the Seller, as required by the terms of the Management Agreement in a form substantially similar to Exhibit E hereto;

                        (v) letter signed by Kuno Laren and Anders Laren, as Shareholders of the Seller, agreeing to vote pursuant to proxy to approve the transaction as contemplated by this Agreement;

                        (vi) Good Standing Certificate for Seller from the Commonwealth of Massachusetts;

                        (vii) Certificates by the Seller. The Purchaser shall have received certificates dated the Effective Date signed by the President or Vice President certifying that the Seller is authorized to execute this Agreement and the Management Agreement; and

                        (viii) Opinion of Counsel. Purchaser shall have received favorable opinion of Counsel for Seller, dated the Effective Date, substantially in the form as set forth in Exhibit A.

                  2.6.2  On the Effective Date, Purchaser shall deliver to
            Seller:

                        (i)  the Management Agreement executed by Purchaser;

                        (ii) a Consulting Agreement substantially in the form of Exhibit C hereto (the "Consulting Agreement") executed by Purchaser;

                        (iii) a letter from Seller to Purchaser in the form of Exhibit D hereto identifying the Assumed Purchaser Liabilities and signed by Purchaser; and

                        (iv) by wire transfer, cash in the amount of $100,000 which shall be treated as an advance against the Purchase Price payable at Closing.

                  2.6.3. At the Closing, the Seller shall deliver to the Purchaser such deeds, bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment, reasonably satisfactory in form and substance to the Purchaser and its counsel as may be reasonably requested by the Purchaser in order to convey to the Purchaser good title to the Assets, as set forth in Section 1.1. The Seller shall also deliver on the Effective Date, copies of all agreements pertaining to the business of the Seller, copies of accounting records with respect to the Seller's business and all other records to be transferred to the Purchaser pursuant to Section 1(f) hereof other than the Excluded Assets.

      3.  Representations and Warranties of the Seller.

      In order to induce the Purchaser to enter into and perform this Agreement, the Seller represents, warrants and agrees as set forth in this
Section 3. Except for Sections 3.1.2, 3.2, 3.3 and 3.4, which shall be made on the Closing Date as well as the Effective Date, the representations and warranties as set forth in this Section relate to the activities and operations of the Seller through the Effective Date of this Agreement.

            3.1  Organization, Capitalization, Authorization, Etc.

                  3.1.1 Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with all the requisite power and authority to execute, deliver and perform this Agreement and to hold the properties, rights and assets and to carry on the businesses now conducted by it.

                  3.1.2 Governing Documents. Copies of the Certificate of Incorporation and By-Laws of the Seller have heretofore been delivered to the Purchaser and are true, complete and correct.

            3.2 Capitalization. The authorized capital stock of the Seller consists of (a) 4,500,000 shares of Common Stock, without par value, of which 2,580,100 shares are issued and outstanding, and (b) 100,000 shares of Preferred Stock, without par value, of which 250 shares are
      issued and outstanding.   Except as set forth on Schedule 3.2 hereto,
      no contract, commitment or undertaking of any kind has been made for the issuance of any additional shares of capital stock of the Seller.

            3.3 Ownership of Assets. On the Closing Date, except as set forth on Schedule 3.3 hereto, the Seller is the legal and beneficial owner of the Assets, free and clear of any claims, charges, equities, liens (including tax liens), security interests and encumbrances, except the Permitted Encumbrances and any liens placed on the assets by the Purchaser pursuant to the Management Agreement (as hereinafter defined), and the Seller has full right, power and authority to sell, transfer, assign, convey and deliver all of the Assets.

            3.4 The Seller's Authority and No Conflict. The Seller has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, and this Agreement has been duly authorized, executed and delivered by the Seller. To the best of Seller's knowledge, the consummation of the transactions contemplated hereby will not result in any material conflict, breach or violation of, or default under, any applicable statute, or any judgment, order, decree, mortgage, agreement, deed of trust, indenture or other instrument to which the Seller is a party or by which Seller is bound. All action and other authorizations prerequisite to the execution of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will have been taken or obtained by the Seller as of the Closing Date. This is a valid and binding agreement of the Seller enforceable in accordance with its terms.

            3.5 Compliance with Laws. Except as discussed on Schedule 3.5, to the best of Seller's knowledge, in connection with the conduct of the operation and the conduct of its business, and in connection with the lease of the Premises (as hereinafter defined) and ownership of assets of the Seller, the Seller has complied with all applicable statutes and regulations of all governmental authorities having jurisdiction over it except where the failure to so comply would not have a material adverse effect on the business or properties of the Seller. The Seller has not received any notice of any violations of applicable laws.

            3.6 Real Property. Schedule 1.1(e) hereto identifies all interests in real property held by the Seller, together with the nature of such interest. None of such interests are shared. The Seller does not hold any fee title in any real property and holds only the leasehold estates in the properties identified on Schedule 1.1(e). Such properties are referred to herein as "Premises" (as hereinafter defined). The Seller's occupation, possession and use of the Premises has not been disturbed in any material respect and no written claim has been asserted or, to the knowledge of Seller, threatened, adverse to the respective rights of the Seller.

            3.7  Financial Statements, Books and Records, and Change in
      Condition.

                  3.7.1 Financial Statements Provided. Copies of the financial statements of the Seller listed on and annexed to
            Schedule 3.7.1 hereto have been initialled for identification and delivered to the Purchaser. The annual financial statements have been prepared in accordance with the accrual basis method of accounting throughout the periods indicated, and fairly present its financial position as at the respective dates of the balance sheets included in the financial statements and the results of its operations for the respective periods indicated. The interim financial statements which are listed on Schedule
            3.7.1 hereto, have been prepared in accordance with the accrual basis method of accounting according to procedures consistently applied to such statements from month to month since September 30 1996, and, subject to normal year end adjustments, fairly present its financial position as of the date thereof in accordance with generally accepted accounting principles.

                  3.7.2  Absence of Changes.  Except as disclosed on
            Schedule 3.7.2 hereto, since September 30, 1996, there has not been any (a) transaction by the Seller except in the ordinary course of business as conducted during the twelve-month period ending on that date; (b) capital expenditure exceeding $2,000;
            (c) material adverse change in the condition (financial or otherwise), business or liabilities or assets of the Seller, other than disclosed in the financial information provided to Purchaser through September 30, 1996, and Schedule 3.7.1; (d) destruction, damage to, or loss of any asset (whether or not covered by insurance) that materially and adversely affects the condition, financial or otherwise, or business of the Seller;
            (e) labor disputes or other event or condition relating to employment or labor matters of any character materially and adversely affecting the condition, financial or otherwise, or assets, of the Seller; (f) change in accounting methods or practices (including, without limitation, changes in depreciation or amortization policies or rates) by the Seller;
            (g) revaluation of the Seller's assets; (h) sale or transfer of any asset of the Seller except in the ordinary course of business; (i) amendment or termination of any material contract, agreement, or license to which the Seller is a party; (j) loan by the Seller to any person or entity, or guaranty of any loan;
            (k) mortgage, pledge, or other encumbrance of any asset of the Seller, except as set forth in Schedule 3.3 and the Permitted Encumbrances; (l) waiver or release of any right or claim of the Seller except in the ordinary course of business; (m) any distribution, setting aside, payment of a dividend or distribution (whether in cash, securities, other property or any combination thereof) to any stockholder or in respect of any capital stock of the Seller; (n) any change in the capitalization of the Seller; or (o) any material obligation or liability (absolute or contingent) incurred by the Seller or to which it has become subject except current liabilities incurred in the ordinary course of business and obligations under contracts entered into in the ordinary course of business.

            3.8 Absence of Undisclosed Liabilities. The Seller does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which is not reflected or reserved against in the financial statements of the Seller except for (a) those which are not required by generally accepted accounting principles to be so reflected, (b) those which were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate, and (c) those discussed on Schedule 3.8.

            3.9 Tax Returns and Audits. Within the times and in the manner prescribed by law, the Seller has filed all Federal, state and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. There are no present disputes as to taxes of any nature payable by the Seller. The Seller has not received notice of, nor is it otherwise aware of, an audit or examination; nor is it a party to any action or proceeding by any governmental authority for assessment or collection of taxes, excise taxes, charges, penalties or interest; nor has any claim for assessment and collection been asserted against it, except as set forth on Schedule
      3.9 hereto. The Seller has accrued or paid or will have caused to be paid on or prior to the Closing Date, all applicable corporate franchise taxes, income taxes, unemployment taxes, payroll taxes, social security taxes, occupation taxes, property taxes, excise taxes, sales and use taxes, and all other taxes of every kind, character or description required to be paid, except for taxes which are not yet due and subject to a proration in accordance with Section 2.2 hereof.

            3.10  Premises.

                  3.10.1 Premises Schedule. Schedule 1.1(e) contains a complete and accurate description of all premises leased by the Seller (the leased property as set forth on Schedule 1.1(e) shall be referred to as the "Premises"). The Seller acknowledges that the condition and usefulness of the Premises in Rockland is material to the Purchaser's decision to purchase the Assets. The Seller has not utilized or stored any hazardous substances on the Premises other than those substances used in the ordinary course of the Seller's operation of the business.

                  3.10.2  Environmental Protection.   To the best of
            Seller's knowledge as of the date hereof, except as set forth on
            Schedule 3.10.2, the Seller is not liable for cleanup or response costs, with respect to the emission, discharge, or release of any Hazardous Substance, arising under the Environmental Laws due to its operation of the Premises.

                  As used herein, "Environmental Laws" means the Resource
            Conservation Recovery Act, the Comprehensive Environmental Responsibility Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, and other similar Federal and state laws, as amended, together with all regulations issued or promulgated thereunder, relating to pollution, the protection of the environment or the health and safety of workers or the general public. The term "Hazardous Substances" means any toxic or hazardous substance or other pollutant of any nature as defined and/or regulated by Environmental Laws (including, without limitation, asbestos and waste products of the operations of the Seller).

                  3.10.3 Compliance with Building Codes, Zoning Laws, Etc. The Seller has no knowledge of any existing violations of any Legal Requirements materially and adversely affecting the Premises or any construction, use or occupancy of the improvements to the Premises, other than as shown on Schedule
            3.10.3 hereto. As used herein, the term "Legal Requirements" means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of any Federal, state or local governmental authority, ordinary or extraordinary, which now are applicable to the Premises or any part thereof, or any of the adjoining sidewalks, or any use or condition of the Premises or any part thereof.

                  3.10.4 Access. Except as set forth on Schedule 3.10.4, to the best of Seller's knowledge, the rights-of-way of all roads necessary for full utilization of the Premises for their intended purposes have either been acquired by the appropriate Federal, state or local governmental authority or have been dedicated to public use and accepted by such governmental authority, and all such roads shall have been completed.

                  3.10.5 Covenants. Except as set forth on Schedule 3.10.5, to the best of Seller's knowledge, the Premises and all buildings and other improvements located thereon are in compliance, in all material respects, with all covenants, conditions, and restrictions of record which affect such property and such improvements.

            3.11 Trade Names, Trademarks, Copyrights, Etc. Schedule 1.1(g) contains a schedule of all trade names, trademarks, service marks, copyrights, or applications for patents, and trade secrets used by the Seller or in which it has any rights or licenses, together with a brief description of each. Except as set forth on Schedule 1.1(g), the Seller has not infringed, and is not now infringing, any trade name, trademark, service mark, copyright, patent or trade secret belonging to a third party and has not received any notice of infringement upon or conflict with the asserted rights of others. Except as set forth on Schedule 1.1(g) hereto, none of such names, marks, copyrights or patents, however, are registered with the United States Patent and Trademark Office or the United States Copyright Office. Except as disclosed in Schedule 1.1(g), the Seller is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any trade name, trademark, service mark, copyright, patent or trade secret. There are no trade names, trademarks, service marks, copyrights, patents or applications for patents and trade secrets other than those listed on Schedule 1.1(g) which are necessary for the conduct of the business of the Seller as now being conducted, the loss of which could materially and adversely affect the prospects, operations or condition, financial or otherwise, of the Seller. The Seller is not a party to any outstanding options, licenses or agreements of any kind relating to the foregoing. No director, officer, stockholder, or, to the best of the Seller's knowledge, employee, of the Seller or any predecessor has any interest in any of the foregoing rights.

            3.12 Tangible Personal Property. Schedules 1.1(d) and 1.1(e) contains a complete and accurate description (including location) of all tangible personal property owned by, in the possession of, or used by the Seller in connection with its business with a value in excess of $5,000. Except as disclosed in such Schedules 1.1(d) and 1.1(e), no personal property used in connection with the business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is other than in its possession and control. To the best of the Seller's knowledge, the tangible personal property reflected on such Schedules 1.1(d) and 1.1(e) constitutes all such tangible personal property reasonably necessary for the conduct of the Seller's business.

            3.13  Existing Employment and Other Contracts, ERISA.

                  (a) Schedule 3.13 contains a list of all employment contracts, consulting agreements and collective bargaining agreements to which the Seller is a party or by which it is bound; all such contracts and arrangements are in full force and effect and the Seller is not in default under any of them. Notwithstanding anything to the contrary, Purchaser shall not be obligated in any way under such contracts and arrangements (except for those contracts being assumed by Purchaser pursuant to Section 2.4). There is neither pending nor, to the best of the Seller's knowledge, threatened, any actions, suits, proceedings or claims, or to its knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence; including, without limitation, any claim for money due for allegedly unpaid vacation time or sick pay. The Seller views its relationship with its employees as satisfactory, and there are no labor controversies pending or, to the best of the Seller's knowledge, threatened between the Seller and the employees of the Seller.

                  As used in this Section, the "Seller" shall include the
            Seller and any member of a controlled group or affiliated service group, as defined in Sections 414(b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Seller is a member.

                  Schedule 3.13 hereto includes a complete and accurate list of all employee welfare benefit and employee pension benefit plans including but not limited to deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts and other similar plans, agreements and arrangements that are currently in effect as of the Effective Date, for the benefit of directors, officers, employees, or former employees (or their beneficiaries) of the Seller. The Seller has delivered to the Purchaser, as to each plan, agreement or arrangement listed in Schedule 3.13, as applicable, a complete and accurate copy of (a) each plan, agreement or arrangement listed, (b) the trust, group annuity contract or other document which provides the funding for the plan, agreement or arrangement, (c) the three most recent annual Form 5500 reports, if applicable, (d) the most current summary plan description, booklet, or other descriptive written materials, and each summary of material modifications prepared after the last summary plan description, (e) the most recent Internal Revenue Service ("IRS") determination letter and all rulings or determinations requested from the IRS subsequent to the date of that exemption letter and (f) all other correspondence from the IRS or the Department of Labor received which relates to one or more of the plans, agreements or arrangements and are still pending.

                  Every employee welfare benefit plan and every employee
            pension benefit plan which has been or is sponsored by, participated in by or contributed to by the Seller: (a) is in substantial compliance with all reporting and disclosure requirements; (b) has had the appropriate Form 5500 filed, timely, for each year of its existence; (c) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to the Seller which may subject the Seller to the payment of a penalty, interest, tax or other amount; and (d) can be unilaterally terminated or amended on no more than ninety (90) days notice. No notice has been received by the Seller of an increase or proposed increase in any employee welfare benefit or employee pension benefit plan listed in Schedule 3.13.

                  No plan, arrangement or agreement with any one or more
            employees will cause the Seller to have liability for severance pay as a result of the Purchaser acquiring the Assets. The Seller does not provide employee post-retirement medical or health coverage or contribute to or maintain any employee welfare benefit plan which provides for health benefit coverage following termination of employment except as is required by
            Section 4980B(f) ("COBRA") of the Code have fully complied with the funding requirements and there is no accumulated funding deficiency in any one or more of those plans.

                  (b) The Seller shall have paid all compensation owed to the employees of the Seller through the Effective Date other than as set forth on Schedule 3.13 hereto.

            3.14 Insurance Policies. Schedule 3.14 contains a description of all insurance policies held by the Seller concerning its business and the Premises. All such policies have the respective limits set forth in Schedule 3.14.

            3.15 Litigation. Except as disclosed in Schedule 3.15, there is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or the Seller's knowledge threatened against or affecting the Seller, any of the business, assets, or condition, financial or otherwise, of the Seller or any of the transactions contemplated by this Agreement. The Seller is not in default of any order, writ, injunction or decree of any Federal, state, local, or foreign court, department, agency or instrumentality.

            3.16 Contracts, Obligations and Commitments. Except as set forth on Schedule 3.16 hereto, the Seller does not have any existing material contract, obligation or commitment (written or oral) of any nature, including, without limitation, the following: (a) loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of its assets or any agreement or instrument evidencing any guaranty by the Seller of payment or performance by any other person;
      (b) any contract or series of contracts with the same person for the furnishing or purchase of equipment, goods or services in excess of $1,000; (c) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which it is a party or by which it is bound; (d) agreements which will limit the freedom of Purchaser to compete in any line of business or in any geographic area or with any person; or (e) agreements providing for disposition of the assets with value greater than $2,000 of the Seller or agreements of merger or consolidation to which it is a party or by which it is bound.

            The Seller has substantially complied with all the material provisions of its contracts and commitments listed on Schedule 3.16 hereto, and of all other material contracts and commitments to which it is a party, and there is no default under any thereof except as set forth on Schedule 3.16.

            3.17 Medicare, CHAMPUS and Medicaid. All Clinics and Programs are the subject of an existing Medicare contract with the Federal Government with the fiscal intermediary whose name is set forth on
      Schedule 3.17 hereto, are certified for participation in the Medicare program, CHAMPUS program and Medicaid Program and are parties to such agreements with other third party payors as are set forth on Schedule
      3.17 hereto, all of which are in full force and effect and no default or event has occurred thereunder which, with the giving of notice, the passage of time, or both, would constitute a default thereunder.

            3.18 Filing of Reports. Other than claims or reports pertaining to individual patients, the Seller has timely filed or caused to be timely filed all reports of every kind whatsoever required by law or by written or oral contract or otherwise to be made with respect to the purchase of services by third-party payors, including, but not limited to, Medicare, Medicaid and CHAMPUS programs and other insurance carriers, and all such reports are, or will be if filed prior to the Effective Date, complete and accurate in all material respects.

            3.19 Licenses. The Clinics, Programs and other business units of the Seller have all material contracts, licenses, permits, consents, franchises and approvals required by law or governmental regulations or that are necessary from all applicable Federal, state and local authorities and any other regulatory agencies for the lawful conduct of its business, and it is not in default in any material respect under such licenses, permits, consents and approvals.

            3.20 No Broker. The Seller represents and warrants it has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as it knows, no other broker or other person is entitled to any commission or finder's fee in connection with any of such transactions.

            3.21 No Misleading Statements. This Agreement and the information and schedules referred to herein and the written information that has been furnished to the Purchaser in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

            3.22 Employee Matters. The Seller acknowledges that it has no information that the Purchaser would not qualify for successor status under Rev. Proc. 84-77. Pursuant to that pronouncement, the parties agree the Purchaser shall follow procedures consistent with successor status. In addition, both parties shall file 941's for the quarter during which the sale takes place, reflecting the wages and deposits made during its period of ownership.

      4.  Representations and Warranties of the Purchaser.

      In order to induce the Seller to enter into and perform this Agreement, the Purchaser represents and warrants as follows:

            4.1.1 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The Purchaser is duly qualified to transact business as a foreign corporation in each state in which the nature of the business conducted by it or its ownership or leasing of property make such qualification necessary.

            4.2 Authority and No Conflict. The Purchaser has the full power and authority to execute, deliver and carry out its obligations under this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement. This Agreement has been duly authorized, executed and delivered by the Purchaser, and the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any conflict, breach or violation of, or default under, any statute, judgment, order, decree, mortgage, agreement, deed of trust, indenture, corporate charter, bylaws, or other instrument to which the Purchaser is a party or by which it is bound. All action and other authorizations prerequisite to the execution of this Agreement and the consummation of the transactions contemplated by this Agreement have been taken or prior to the Closing Date will have been obtained by the Purchaser. This is a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

            4.3 Defaults, Consents, Etc. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a material violation by the Purchaser of, or constitute a default by the Purchaser under, any material contractual obligation of the Purchaser or any legal requirement applicable to the Purchaser. No approval, consent, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any governmental authority or any other person, including, without limitation, any party to any contractual obligation of the Purchaser, is required to be made by or on behalf of the Purchaser for the execution, delivery or performance of this Agreement by the Purchaser except for those contemplated hereby or which have been or will be obtained or for which waivers will be obtained prior to the Closing. There are no administrative or court actions, suits or proceedings of any kind now pending or threatened that, if adversely decided, would have a material adverse effect on Purchaser's ability to carry out the terms of this Agreement or consummate the transactions contemplated hereby.

            4.4 No Broker. The Purchaser represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of such transactions.

      5.  Obligations Before and After Closing.

      A. From and after the Effective Date until the Closing Date, the Seller agrees that:

            5.1.1 Access to Premises and Information. The Purchaser and its counsel, accountants, and other representatives will have reasonable access during normal business hours upon reasonable notice to the Seller and to all properties, books, accounts and records, contracts and documents of or relating to the business of the Seller provided that such access shall not interfere with the operation of the business of Seller. The Seller will furnish or cause to be furnished to the Purchaser and the Purchaser's representatives all data and information concerning the business, finances, and properties of the Seller that may reasonably be requested.

            5.1.2 Conduct of Business in Ordinary Course. The Seller agrees as follows: from the Effective Date until the Closing Date, the Seller will (i) not increase any compensation payable to any employees or consultants; (ii) not create any material obligation or liability (absolute or contingent); (iii) not enter into, amend or terminate any material contract, agreement, permit or lease without the prior written consent of the Purchaser; (iv) not amend the Charter or By-Laws of the Seller; (v) not enter into any commitment to borrow money or mortgage, pledge, or subject to lien, charge or encumbrance any assets or properties except in the ordinary course of business or as contemplated hereunder; (vi) not sell or transfer any of the assets of the Seller or cancel any debt or claim except in the ordinary course of conduct of business or as contemplated hereunder; (vii) not cancel or decrease any insurance policy relating to its business
      (viii) not interfere with any material obligations under contracts, leases and documents relating to or affecting conduct of its respective business, all in the same manner as heretofore performed;
      (ix) use its reasonable best efforts to maintain and preserve its properties, assets and business organizations intact, its good will and relationships with its present officers, employees, suppliers, medical staff and others having a business relationship with it, and maintain all material licenses and permits requisite to the conduct of its business as now conducted; (x) not commit to any capital; (xi) make no change in its existing banking and safe deposit arrangements or grant any powers of attorney; and (xii) not issue any securities or right to purchase any securities of the Seller or make any declarations setting aside or payment of any dividend, or other distribution (whether in cash, securities, other property or any combination thereof) or in respect of any capital stock of the Seller. The above restrictions shall not apply to the $100,000 cash advance on the Purchase Price paid to the Seller on the Effective Date.

            5.1.3 Further Authorization. The Seller will take, or cause to be taken, such further actions as may be necessary or appropriate to authorize the execution, delivery and performance of this Agreement by it.

            5.1.4 Management Agreement. The Seller shall comply with all terms and conditions of the Management Agreement from and after the Effective Date until the termination of this Agreement or the Closing Date.

      B.  The Seller and the Purchaser agree that:

            5.2.1 Consents. The Seller and the Purchaser will use their reasonable best efforts to obtain all consents, waivers, and the like, which are necessary to consummate the transactions contemplated hereby.

            5.2.2 Public Announcements. The Seller and the Purchaser agree to consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, except with the consent of the other party, and shall not issue any such press release or make any such public statement prior to such consent, except to the extent that either party is advised that it must make such disclosure pursuant to applicable securities laws or stock exchange rules or which may be otherwise required by applicable law.

      C.  Purchaser agrees that:

            5.3.1 Confidentiality. Except as permitted by the Seller, the Purchaser shall not divulge any information it may have acquired in the course of its due diligence review of the Seller and the business of the Seller unless and until all the transactions contemplated hereby have been consummated. Notwithstanding the foregoing, the Purchaser may divulge any information concerning the Seller and the business of the Seller which is in the public domain, or which is required of the Purchaser in connection with any governmental tribunal or hearing or which is otherwise necessary or appropriate to disclose to its lenders or prospective lenders, provided such lenders are similarly bound by such obligation to keep such information confidential.

            5.3.2 Further Authorization. The Purchaser will take, or cause to be taken, such further actions as may be necessary or appropriate to authorize the execution, delivery and performance of this Agreement by it.

      6.  Conditions Precedent to the Purchaser's Performance.

      The obligations of the Purchaser under this Agreement are subject to the satisfaction, at or before the Closing Date, of all the conditions set out below. The Purchaser may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Purchaser of any of the Purchaser's other rights or remedies, at law or in equity, if the Seller is in default of any of the representations, warranties, or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

            6.1 Accuracy of Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by the Seller in this Agreement will be true in all material respects on the Closing Date as made on the Effective Date.

            6.2 Performance. The Seller will have substantially performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

            6.3 Certification by the Seller. The Purchaser will have received certificates, dated the Closing Date, signed by the president or vice president and secretary or assistant secretary of the Seller, respectively, certifying, in such detail as the Purchaser and its counsel may reasonably request, that the conditions specified in Sections 6.1 and 6.2 hereof have been fulfilled, including, but not limited to, certified copies of all resolutions of the Seller pertaining to corporate authorization of the execution, delivery and performance of this Agreement.

            6.4 Opinion of the Seller's Counsel. The Purchaser shall have received from counsel to the Seller its favorable opinion that the Shareholders have duly approved the transaction set forth in this Agreement pursuant to the proxy.

            6.5 Absence of Litigation. No material action, suit, or proceeding before any court or any governmental body or authority, challenging the transactions contemplated by this Agreement or to their consummation, will have been instituted on or before the Closing Date.

            6.6 Legal Prohibition. On the Closing Date, no injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement. No Federal, state or local statute, rule or regulation shall have been enacted the effect of which would be to prohibit, the consummation of the transactions contemplated hereby or prohibit the ability of Purchaser to own or operate the Clinics and Programs.

            6.7 Consents, Approvals, Permits, Licenses, etc. All authorizations, consents, waivers, approvals, orders, registrations, qualifications, designations, declarations, filings or other action required with or from any Federal, state or local governmental or other regulatory authority or third party in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby shall have been duly obtained and shall be reasonably satisfactory to Purchaser and its counsel, and copies thereof shall be delivered to the Purchaser no later than three (3) days prior to the Closing Date. No such consent or approval (a) shall be conditioned on the modification, cancellation or termination of any assumed contract, or (b) shall impose on Purchaser any material condition or provision or requirement with respect to the Seller or its operation that is substantially more restrictive than or substantially different from the conditions imposed upon such operation prior to Closing Date, unless Purchaser gives its prior written approval. With respect to any assumed contract, the assignment of which by its terms requires prior consent of the parties thereto, if such consent is not obtained prior to the Closing Date, the Seller agrees to make all reasonable attempts to transfer any and all economic benefits of such assumed contracts to Purchaser as of the Closing Date.

            6.8 Transfer of Licenses. The parties understand and agree that the Clinic license necessary for the Seller to operate the Clinic in a manner consistent with the intent of this Agreement may not be issued as of the Closing Date. The Seller agrees to facilitate the transfer of the license and shall request such transfer from the appropriate department of the Massachusetts Department of Health on or immediately after the Effective Date of this Agreement. The Closing shall be contingent upon the transfer of the license to the Purchaser or Purchaser not having received any indications from the Massachusetts Department of Health that: (i) the Clinic cannot remain operational during the licensure procedure; and (ii) that the Clinic license may be subject to restrictions or limitation that would prohibit the Purchaser from operating the Clinic in the same manner as the Clinic was operated prior to the Effective Date.

            6.9 Non-Competition Agreements. The Seller shall have executed and delivered to the Purchaser a Non-Competition Agreement, substantially in the form of Exhibit B hereto.

            6.10 Consulting Agreement. Mr. Anders Laren, a shareholder and President of the Seller, shall have executed and delivered to the Purchaser on the Effective Date a Consulting Agreement, substantially in the form of Exhibit C hereto. Mr. Laren shall be in compliance with the terms of such Consulting Agreement.

            6.11 Notice Letter. The Seller shall deliver to the Purchaser a notice letter issued to Alpha Geriatric Services, Inc., the IRS and the Massachusetts Department of Revenue at least fourteen (14) days prior to the Closing Date, notifying Alpha, the IRS and the Massachusetts Department of Revenue of the pending sale. All notices must be satisfactory to Counsel for the Purchaser and must specify the notice of levy and the final notice received by the Seller from the Massachusetts Department of Revenue and the IRS, respectively.

            6.12 Compliance with Management Agreement. Seller has materially complied with all terms and conditions of the Management Agreement up through the Closing Date.

            6.13 Seller's Stockholder Approval. Seller shall deliver to Purchaser appropriate assurances that the Stockholders of the Seller have approved this transaction pursuant to a proxy vote.

            6.14 Tail Insurance. Seller shall procure tail coverage for professional liability claims relating to all periods prior to the Effective Date.

      7.  Conditions Precedent to the Seller's Performance.

      The obligations of the Seller under this Agreement are subject to the satisfaction, at or before the Closing Date, of all the following conditions. The Seller may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver of any of the Seller's other rights or remedies, at law or in equity, if the Purchaser is in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

            7.1 Accuracy of the Purchaser's Representations and Warranties. All representations and warranties by the Purchaser contained in this Agreement or in any written statement delivered by the Purchaser under this Agreement will be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

            7.2 Performance; Authorization. The Purchaser will have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement, the Management Agreement and the Consulting Agreement, to be performed or complied in all material respects with by it on or before the Closing Date.

            7.3 Certificates. The Seller will have received certificates, dated the Closing Date, signed by the president or vice president and secretary or assistant secretary of the Purchaser certifying, in such detail as the Seller may reasonably request, that the conditions specified in Sections 7.1 and 7.2 hereof have been fulfilled, including, but not limited to, certified copies of all resolutions of the Purchaser pertaining to authorization of the execution, delivery and performance of this Agreement by the Purchaser.

            7.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority pertaining to the transactions contemplated by this Agreement or to their consummation, will have been instituted or threatened on or before the Closing Date.

            7.5 Consents. All agreements and consents necessary to permit the consummation by the Seller, of the transactions contemplated by this Agreement shall have been obtained by the Seller, and the Purchaser, respectively, and delivered to the Seller, and the Purchaser, respectively, and no Federal, state or other authority having jurisdiction over the transactions contemplated hereby shall have taken any action to enjoin or prevent the consummation of such transactions. As to any assumed contract the assignment of which by its terms requires prior consent of the parties thereto, if such consent is not obtained prior to or on the Closing Date, the Seller shall deliver to Purchaser written documentation setting forth arrangements for the transfer of the economic benefit of such assumed contracts to Purchaser as of the Closing Date under terms and conditions acceptable to all the parties hereto.

            7.6 Stockholder Approval of this Agreement. From and after the Effective Date of this Agreement, the Seller shall make its best effort to secure all necessary Shareholder approval as required by the Corporate Charter and Bylaws of the Seller and the laws of the Commonwealth of Massachusetts. The Seller must obtain Shareholder Approval within one hundred and eighty (180) days of the Effective Date.

            7.7 Delivery of Documents. The Purchaser shall have delivered to the Seller the Purchase Price and Seller's Collections (as collected as of the Closing Date) and shall assume the Assumed Purchaser's Liabilities (subject to the adjustment as set forth in Section 2.3) ("Closing Payment").

      8.  Covenants of the Seller.

            8.1 Employee Notification. In the event any notices or other compliance actions are required under "The Worker Adjustment and Retraining Notification Act," the Seller shall be responsible for the same.

      9.  Joint Covenants.

            9.1  Access to Books and Records.

                  (a) Seller's Access. Following the Closing Date, the Purchaser shall permit the Seller and its affiliates and representatives and representatives of Medicare or contractual cost reimbursement entities and taxing authorities, (including, without limitation, their counsel and auditors), upon reasonable notice and during normal business hours, to have reasonable access to, and examine and make copies of, all books and records of the Seller, including all medical records and medical charts of any patient admitted to the Clinics or Programs of Seller, which related to events occurring prior to the Closing or events required in order to complete audits or maintain or defend positions in connection with any investigation, liquidation or proceeding or any other reasonable business purpose. For a period of seven (7) years after the Closing, the Purchaser agrees that, prior to the destruction or disposition of any such books or records, the Purchaser shall provide not less than forty-five (45) days', nor more than ninety (90) days', prior written notice to the Seller of such proposed destruction or disposal; provided, however, Purchaser agrees to maintain patient records for the period required by the applicable federal or state laws. If the Seller desires to obtain any of such documents, it may do so by notifying the Purchaser in writing at any time prior to the date scheduled for such destruction or disposal. In such event, the Purchaser shall not destroy such documents and the parties shall then promptly arrange for the delivery of such documents to the Seller, its successors or assigns. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by the Seller. The Purchaser shall cooperate with the Seller in the defense of any litigation related to the Clinics and Programs including the provisions of witnesses and records in a timely manner as reasonably requested by the Seller;

                  (b) Confidentiality. The Seller and the Purchaser shall hold, and shall cause their respective affiliates, employees, auditors, attorneys, representatives and other advisors and agents to hold, in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of their respective counsel, by other requirements of law, Post-Closing Information (as defined below) concerning the other party and shall not release or disclose such information to any other person, except to their respective employees, auditors, attorneys, representatives and other advisors and agents, provided such person shall have first been advised of the confidentiality provision of this Section 9.1(b). For purposes hereof, "Post-Closing Information" shall mean all information concerning the Seller, the Purchaser or their respective affiliates, wherever obtained except information (i) generally available to the public other than as a result of a disclosure by the party receiving such information; (ii) available to the party receiving such information on a non-confidential basis prior to disclosure; or (iii) available to the party receiving such information on a non-confidential basis from a source other than the Seller, the Purchaser or their respective affiliates or representatives, as the case may be, provided that such source is not known, and by reasonable effort could not be known, to be bound by a confidentiality agreement with the Seller or the Purchaser, as the case may be, or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

            9.2 Allocation of Purchase Price. The Purchase Price, Seller's Collections and Assumed Liabilities shall be allocated in its entirety among the Assets in accordance with Schedule 9.2 hereto and as required by Section 1060 of the Code and Treasury Regulations promulgated thereunder. The Seller and Purchaser shall file all information and tax returns (and any amendments thereto) in a manner consistent with this Section 9.2 and comply with the applicable information reporting requirements of Section 1060 of the Code and Treasury Regulations promulgated thereunder. If, contrary to the intent of the parties hereto as expressed in this Section 9.2, any taxing authority makes or proposes an allocation different from that contained in this Section 9.2, the Seller and Purchaser shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), provided, however, that, after consultation with the party adversely affected by such allocation (or proposed allocation), another party hereto may file such protective claims or returns as may reasonably be required to protect its interests.

            9.3 Control and Rights. To the extent a claim or cause of action arises after the Closing Date relating to the contracts and agreements assumed by Purchaser pursuant to this Agreement, Seller shall, upon request of Purchaser and at Purchaser's sole cost and expense, exert all rights Seller may have pursuant to Seller's contracts or agreements on behalf of and to the benefit of the Purchaser.

      10.  The Closing and Termination.

            10.1 Closing. Assuming the satisfaction or the waiver of satisfaction of the conditions contained herein, the Closing will take place at the offices of Gersten, Savage, Kaplowitz, Frederick and Curtin, 101 East 52nd Street at New York, NY 10002 on the Closing Date, or at such other time and place as the parties hereto may mutually agreed.

            10.2 Termination. This Agreement will terminate pursuant to the following conditions:

                  (a) This Agreement will automatically terminate one hundred eighty (180) days after the Effective Date unless the conditions to Closing is set forth in Section 6 and Section 7 are satisfied within such one hundred eighty (180) day period, unless the parties mutually agree to extend this Agreement.

                  (b)  Termination of Management Agreement.

      11.  Survival of Representations; Indemnification.

            11.1 Survival of Representations, Etc. The several representations and warranties of the parties contained in this Agreement (or in any document delivered in connection herewith) have been relied upon by the Purchaser and the Seller, as the case may be, notwithstanding any investigation made by the Purchaser or the Seller, shall survive the Closing Date and shall remain operative and in full force and effect for a period of two (2) years following the Closing Date; provided, however, that the respective representations and warranties of the parties regarding brokers' fees in Sections 3.20 and
      4.4 hereof shall continue for the applicable statute of limitations; and, provided further that the representations and warranties of the Seller contained in Section 3.9 hereof and the covenants of the Seller hereof shall survive until the date which is six months after the expiration of the statute of limitations applicable to any period ending on or before the Closing Date covered by such representation and warranty.

            11.2 Indemnification by the Seller. The Seller shall defend and indemnify the Purchaser and hold the Purchaser wholly harmless from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys' fees) that the Purchaser incurs as a result of, or with respect to:

                  (a) any inaccuracy in or breach of any representation or warranty of the Seller contained in this Agreement;

                  (b) any claim, cause of action, liability or obligation (actual or alleged), of any nature whatsoever of the Seller arising out of or relating to the use or operation of the business of the Seller prior to the Effective Date, or any act or omission of the Seller, or any of their agents, employees, or officers, occurring prior to the Effective Date, including, without limitation, any claim or cause of action arising out of or relating to any act of medical malpractice or battery, occurring prior to or on the Effective Date.

                  (c) Retention of Purchase Price and Seller's Collections. In the event the rights granted to Purchaser, pursuant to
            Section 6, are waived or inapplicable, Purchaser shall be permitted to retain all or a portion of the Purchase Price and the Seller's Collections as set forth in Section 2.2 and 1.1(a), respectively, in an amount (and only to the extent of such amount) as set forth in a notice, if any, given to Seller by Purchaser in accordance with Sections 10.1 of this Agreement on or prior to the date that the Purchase Price and Seller's Collections are required to be paid to Seller by Purchaser pursuant to Section 2.1. To the extent that no such notice is given by Purchaser, Purchaser shall pay to Seller the Purchase Price and the Seller's Collections on the date the Purchase Price and the Seller's Collections are due. To the extent that the amount set forth in such notice is less than the Purchase Price and the Seller's Collections are due the Seller, Purchaser shall pay to Seller the difference between the Purchase Price and the Seller's Collections that was payable and the amount set forth in such notice . If the Purchaser does retain all or a portion of the Purchase Price and the Seller's Collections and if the claim set forth in such notice is based upon potential loss anticipated in good faith, upon the incurrence by the Purchaser of the resulting actual loss, Purchaser shall pay to Seller an amount, if any, equal to the amount of the retained Purchase Price and Seller's Collections minus the amount of such actual loss incurred by the Purchaser . Except in accordance with the immediately preceding sentence, if any portion of the Purchase Price and Seller's Collections is retained by Purchaser and, subsequently, paid to Seller, the amount so paid shall bear interest at the rate per annum equal to the prime rate as reported by The Wall Street Journal from time to time plus two percent (2%) for the period commencing from the date the Purchase Price and the Seller's Collections are due in accordance Section 2.2 until the date the retained Purchase Price is paid to Seller. Any retention by Purchaser of the Purchase Price and Seller's Collections or a portion thereof shall be deemed to be a payment to Purchaser in respect of the fulfillment by Seller of its indemnification obligations under this Agreement and such retention shall be in accordance with the terms and conditions of such indemnification obligations.
            In the event the Purchaser retains a portion of the Purchase Price and Seller's Collections as permitted in this Section, the parties agree that the Seller's acceptance of the remaining portion of the Purchase Price and Seller's Collections shall not be deemed a waiver of Seller's arbitration rights regarding such retained Purchase Price and Seller's Collections.

                  (d) In the event of a dispute among the parties involving the Purchaser's rights as set forth in Section 11.2(c), the parties agree to settle such dispute by arbitration in accordance with the rules of the American Arbitration Association - Commercial Rules as then existing in Boston, Massachusetts. The decision of the arbitrators shall be final and binding upon the parties, and the parties hereby waive any right to appeal such decision. Each party shall pay its own expenses of arbitration and one-half of the expenses of the arbitrators. To the extent possible, the parties agree to expedite the Arbitration proceedings.

            11.3 Indemnification by the Purchaser. The Purchaser shall defend and indemnify the Seller and hold the Seller wholly harmless from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and cost of appeal) and expenses (including, without limitation, reasonable attorneys' fees of one counsel) that the Seller incurs as a result of, or with respect to:

                  (a) any inaccuracy in or breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement;

                  (b) any claim, cause of action, liability or obligation (actual or alleged), of any nature whatsoever of the Purchaser arising out of or relating to any act or omission of Purchaser, or any of its agents, employees, or officers, occurring on or after the Effective Date, including, without limitation, any claim or cause of action arising out of or relating to any act of medical malpractice or battery, occurring after the Effective Date.

            11.4 Procedure for Indemnification. The following procedure shall apply with respect to any claims or proceedings covered by the foregoing agreements to indemnify and hold harmless:

                  (i) The party who is seeking indemnification (the "Claimant") shall give written notice to the party from whom indemnification is sought (the "Indemnitor") promptly after the Claimant learns of the claim or proceeding but not later than two (2) years from the Closing Date; provided that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder if the Claimant uses its best efforts to mitigate Claimant's damages, except to the extent it is actually damaged thereby.

                  (ii) With respect to any third-party claims or proceedings as to which the Claimant is entitled to indemnification, the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided, however that the Claimant may employ counsel, of its own choosing, at its sole expense. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing the Claimant shall not settle or compromise any such third party claim without the prior consent of the Indemnitor, which consent shall not be unreasonably withheld.

            11.5 Limitations on Indemnification Rights. Indemnification shall be due only to the extent of the loss or damage actually suffered (i.e., reduced by any offsetting or related asset or service received and by any recovery from any third party, such as an insurer). No claim for indemnification by Claimant under this Agreement may be made more than two (2) years after the Closing Date, except that any claim for breach of the representations or covenants set forth in Section 3.9 of this Agreement may be made six months after the expiration of the statute of limitations applicable to any tax period of the Seller ending on or before the Closing Date and the claims based on breach of representations or covenants contained in Sections 3.20 and 4.4 may be made within six months of expiration of statute of limitations.

      12.  Entire Agreement; Modification, Waiver.

      This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provisions, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

      13.  Further Assurances.

      The parties from time to time will execute and deliver such additional documents and instruments and take such additional actions as may be necessary to carry out the transactions contemplated by the Agreement.

      14.  Successors and Assigns; Assignment.

      This Agreement will be binding on, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

      15.  Notices.

      All notices, requests, demands and other communications required or permitted to be given or made under this Agreement will be in writing and will be delivered personally or will be sent postage prepaid by United States registered or certified mail, return receipt requested or by overnight courier service as follows:

            (a)  To the Seller at:      Ages Health Services Inc.
                                        320 Lexington Avenue
                                        New York, NY  10016
                                        Attention:  President

                 with a copy to:        Edward Curtin, Esq.
                                        Gersten, Savage, Kaplowitz & Curtin
                                        101 East 52nd Street
                                        New York, NY  10022

            (b)  To the Purchaser at:   Arbour Elder Services, Inc.
                                        49 Robinwood Avenue
                                        P.O. Box 9
                                        Jamaica Plain, MA  02130
                                        Attention: CEO/Managing Director

                 with a copy to:        Universal Health Services, Inc.
                                        Universal Corporate Center
                                        367 South Gulph Road
                                        P.O. Box 61558
                                        King of Prussia, PA  19406-0958
                                        Attention:  General Counsel

      16.  Governing Law.

      This Agreement will be construed in accordance with, and governed by, the laws of the Commonwealth of Massachusetts.

      17.  Guarantee.

      HRI Clinics, Inc. (the "Guarantor") hereby unconditionally and absolutely guarantees the due and punctual payment by the Purchaser of the Purchase Price as set forth in Section 2.2, the Seller's Collections as set forth in Section 1.1(a) and the Assumed Liabilities as set forth in Section
2.4 herein pursuant to the terms and conditions of this Agreement (the
"Obligation").   The Guarantor hereby waives (a) promptness and diligence,
(b) notice of acceptance and notice of incurrence of the Obligation by the Purchaser, (c) notice of any actions taken by the Seller, (d) all other notices, demands, protests, and other formalities of every kind in connection with the enforcement of the Obligation, the omission of or delay in which, but for the provisions of this Section 17, might constitute grounds for relieving the Guarantor of its obligations under this Section 17, and (e) any requirement that the Seller exhaust any right or take any action against the Purchaser or any other person.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of February 1, 1997.


                                       SELLER:
                                       AGES HEALTH SERVICES INC.


                                       By:/s/ Anders Laren
                                          Name: Anders Laren
                                          Title: President


                                       PURCHASER:
                                       ARBOUR ELDER SERVICES, INC.


                                       By:/s/______________________________
                                          Name:
                                          Title:


                                       HRI CLINICS, INC.
                                       (HRI Clinics, Inc. is only a party to
                                       this Agreement for the purposes of
                                       Section 17 herein.)


                                       By:/s/______________________________
                                          Name:
                                          Title:



                  [EXHIBITS AND SCHEDULES ARE NOT ATTACHED]


                                  EXHIBITS




A  -  Opinion of Seller's Counsel

B  -  Form of Non-Competition Agreement

C  -  Form of Consulting Agreement

D  -  Management Agreement

E  -  Loan and Security Agreement


                                  SCHEDULES

1.1(a)  Accounts Receivables
1.1(b)  Contracts
1.1(c)  Licenses and Permits
1.1(d)  Equipment
1.1(e)  Leases
1.1(g)  Intellectual Property
1.2     Excluded Assets
2.4     Assumed Liabilities
3.2     Capitalization
3.3     Assets
3.5     Compliance with Laws
3.7.1   Financial Statements
3.7.2   Absence of Changes
3.8     Undisclosed Liabilities
3.10.2  Environmental Protection
3.10.3  Compliance with Building Codes
3.10.4  Access
3.10.5  Covenants
3.13    Employment Contracts and Plans
3.14    Insurance Policies
3.15    Litigation
3.16    Contracts and Contract Defaults
9.2     Allocation of Purchase Price


                                SCHEDULE 9.2

                        Allocation of Purchase Price

      The parties hereby agree that the Purchase Price shall be allocated as follows:

      First, on a dollar-for-dollar basis, to the current assets less current liabilities assumed by the Purchaser; and second, to tangible assets as follows: Equipment - $400,000.

      In the event that the Purchase Price available for allocation to the tangible assets is more or less than $400,000, then the amount shall be allocated to the tangible assets as reflected in the second paragraph.


 GENERAL PROXY - ANNUAL MEETING OF STOCKHOLDERS OF AGES HEALTH SERVICES INC.

      The undersigned hereby appoints Kuno Laren, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Ages Health Services Inc. ("Company") to be held at ___________________________________, on _____________________ at _________ and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated _______________________ and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of Ages Health Services Inc.'s Board of Directors.

1. To approve the sale of the Company's assets, settlement of its remaining liabilities and change in the nature of the Company's business:

          [ ] FOR            [ ] AGAINST              [ ] ABSTAIN

2. Only in the event that Proposal No. 1 is approved, to approve an amendment to the Company's Articles of Organization to change its name to AHSI Inc.

          [ ] FOR            [ ] AGAINST              [ ] ABSTAIN

3. To elect directors for a term of one year. Nominees: Anders Laren, Kuno Laren and Peter W. Clegg.

          [ ] FOR ALL NOMINEES           [ ] WITHHELD FOR ALL NOMINEES

      INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

_____________________________________________________________________________

4. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

               (Continued and to be signed on the other side)



(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                          Date: _______________________ , 1997

                                          ____________________________________
                                              (Print name of Stockholder)

                                          ____________________________________
                                              (Print name of Stockholder)

                                          ____________________________________
                                                      Signature

                                          ____________________________________
                                                      Signature

                                          Number of Shares ___________________
                                          Note:  Please sign exactly as name
                                                 appears in the Company's
                                                 records.  Joint owners should
                                                 each sign.  When signing as
                                                 attorney, executor or
                                                 trustee, please give title as
                                                 such.